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                                   CREDIT AGREEMENT

                              dated as of July 14, 1997

                                        among

                                 G&K SERVICES, INC.,
                        WORK WEAR CORPORATION OF CANADA LTD.,
                                    as Borrowers,

                                    VARIOUS BANKS,
                                         and

                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                         and
                                       NBD BANK
                                         and
                            FIRST CHICAGO NBD BANK, CANADA

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                                  TABLE OF CONTENTS

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Section 1.1 Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II US FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 2.1 Commitment as to US Revolving Facility. . . . . . . . . . .  23
   Section 2.2 Commitment as to Term Facility. . . . . . . . . . . . . . .  23
   Section 2.3 Procedures for Borrowing Under the US Facilities. . . . . .  23
   Section 2.4 Converting US Floating Rate Fundings to Eurodollar
                     Fundings; Procedures. . . . . . . . . . . . . . . . .  24
   Section 2.5 Procedures at End of a US Interest Period . . . . . . . . .  24
   Section 2.6 Setting and Notice of Rates . . . . . . . . . . . . . . . .  25
   Section 2.7 Commitment to Issue Letters of Credit . . . . . . . . . . .  25
   Section 3.5 Pro Rata Treatment - Canadian Banks . . . . . . . . . . . .  30
   Section 2.9 US Revolving Advances and Term Advances Denominated
                     in US Dollars . . . . . . . . . . . . . . . . . . . .  30
   Section 2.10 Guaranties . . . . . . . . . . . . . . . . . . . . . . . .  30
   Section 2.11 Exculpation of Canadian G&K Enterprises. . . . . . . . . .  31

ARTICLE III CANADIAN FACILITY. . . . . . . . . . . . . . . . . . . . . . .  31
   Section 3.1 Commitment as to Canadian Revolving Facility. . . . . . . .  31
   Section 3.2 Procedures for Borrowing Under the Canadian
                     Revolving Facility. . . . . . . . . . . . . . . . . .  31
   Section 3.3 Converting Canadian Floating Rate Fundings to
                     Acceptances; Procedures . . . . . . . . . . . . . . .  32
   Section 3.4 Procedures at End of a Canadian Interest Period . . . . . .  32
   Section 3.5 Pro Rata Treatment - Canadian Banks . . . . . . . . . . . .  33
   Section 3.6 Bankers' Acceptances. . . . . . . . . . . . . . . . . . . .  33
   Section 3.7 Setting and Notice of BA Purchase Price . . . . . . . . . .  35
   Section 3.8 Canadian Revolving Advances and Drafts Denominated
                     in Canadian Dollars . . . . . . . . . . . . . . . . .  35
   Section 3.9 Restrictions on Conversion From Acceptances to
                     Canadian Revolving Advances . . . . . . . . . . . . .  35
   Section 3.10 Guaranty by G&K Enterprises. . . . . . . . . . . . . . . .  35

ARTICLE IV NOTES; INTEREST RATES; LOAN PERIODS; COMPUTATION OF
           INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . . .  36
   Section 4.1 Notes; Amortization . . . . . . . . . . . . . . . . . . . .  36
   Section 4.2 Interest on Notes; Default Rate . . . . . . . . . . . . . .  38
   Section 4.3 Adjustment of Margins . . . . . . . . . . . . . . . . . . .  39
   Section 4.4 Canadian Interest Act . . . . . . . . . . . . . . . . . . .  40
   Section 4.5 Obligation to Repay Advances; Representations . . . . . . .  40
   Section 4.6 Recordkeeping . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 4.7 Interest Due Dates. . . . . . . . . . . . . . . . . . . . .  41
   Section 4.8 Computation of Interest and Fees. . . . . . . . . . . . . .  41
   Section 4.9 Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Section 4.10 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  42

   Section 4.11 Voluntary Reduction or Termination of the
                     Commitments; Prepayments. . . . . . . . . . . . . . .  42
   Section 4.12 Payments . . . . . . . . . . . . . . . . . . . . . . . . .  44
   Section 4.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   Section 4.14 Increased Costs; Capital Adequacy; Funding Exceptions. . .  47
   Section 4.15 Funding Losses . . . . . . . . . . . . . . . . . . . . . .  50
   Section 4.16 Right of Banks to Fund through Other Offices . . . . . . .  50
   Section 4.17 Discretion of Banks as to Manner of Funding. . . . . . . .  51
   Section 4.20  Limitation on Availability of Fixed Rate Fundings . . . .  52

ARTICLE V CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . .  52
   Section 5.1 Conditions Precedent to the Initial Advances. . . . . . . .  52
   Section 5.2 Conditions Precedent to All Advances. . . . . . . . . . . .  55

ARTICLE VI REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .  55
   Section 6.1 Corporate Existence and Power; Names; Chief
                     Executive Offices . . . . . . . . . . . . . . . . . .  55
   Section 6.2 Authorization for Borrowings and Letters of Credit;
                     No Conflict as to Law or Agreements . . . . . . . . .  55
   Section 6.3 Legal Agreements. . . . . . . . . . . . . . . . . . . . . .  56
   Section 6.4 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  56
   Section 6.5 Financial Condition; No Adverse Change. . . . . . . . . . .  56
   Section 6.6 Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  56
   Section 6.7 Regulation U. . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 6.8 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 6.9 Titles and Liens. . . . . . . . . . . . . . . . . . . . . .  57
   Section 6.10 Employee Benefit Plans . . . . . . . . . . . . . . . . . .  57
   Section 6.11 Default. . . . . . . . . . . . . . . . . . . . . . . . . .  59
   Section 6.12 Environmental Compliance . . . . . . . . . . . . . . . . .  59
   Section 6.13 Submissions to Banks . . . . . . . . . . . . . . . . . . .  59
   Section 6.14 Public Utility Holding Company Act; Investment
                     Company Act . . . . . . . . . . . . . . . . . . . . .  60
   Section 6.15  Asset Purchase Documents. . . . . . . . . . . . . . . . .  60

ARTICLE VII AFFIRMATIVE COVENANTS OF THEBORROWERS. . . . . . . . . . . . .  61
   Section 7.1 Reporting Requirements. . . . . . . . . . . . . . . . . . .  61
   Section 7.2 Books and Records; Inspection and Examination . . . . . . .  64
   Section 7.3 Compliance with Laws. . . . . . . . . . . . . . . . . . . .  64
   Section 7.4 Payment of Taxes and Other Claims . . . . . . . . . . . . .  64
   Section 7.5 Maintenance of Properties . . . . . . . . . . . . . . . . .  65
   Section 7.6 Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Section 7.7 Preservation of Corporate Existence . . . . . . . . . . . .  65
   Section 7.8 Minimum EBITDA. . . . . . . . . . . . . . . . . . . . . . .  65
   Section 7.9 Minimum Debt Service Coverage Ratio . . . . . . . . . . . .  66
   Section 7.10 Minimum Stockholders' Equity . . . . . . . . . . . . . . .  66
   Section 7.11 Maximum Leverage Ratio . . . . . . . . . . . . . . . . . .  67
   Section 7.12 Interest Rate Protection . . . . . . . . . . . . . . . . .  67

ARTICLE VIII NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  67
   Section 8.1 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   Section 8.2 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .  68
   Section 8.3 Guaranties. . . . . . . . . . . . . . . . . . . . . . . . .  69
   Section 8.4 Investments . . . . . . . . . . . . . . . . . . . . . . . .  70
   Section 8.6 Sale or Transfer of Assets; Suspension of
                     Business Operations . . . . . . . . . . . . . . . . .  71
   Section 8.7 Merger and Consolidation; Change of Control . . . . . . . .  71
   Section 8.8 Sale and Leaseback. . . . . . . . . . . . . . . . . . . . .  72
   Section 8.9 Restrictions on Nature of Business. . . . . . . . . . . . .  72
   Section 8.10 Accounting . . . . . . . . . . . . . . . . . . . . . . . .  72
   Section 8.11 Hazardous Substances . . . . . . . . . . . . . . . . . . .  72
   Section 8.12 Capital Expenditures . . . . . . . . . . . . . . . . . . .  73
   Section 8.13 Rental Payments. . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE IX EVENTS OF DEFAULT; RIGHTS AND REMEDIES. . . . . . . . . . . . .  73
   Section 9.1 Events of Default . . . . . . . . . . . . . . . . . . . . .  73
   Section 9.2 Rights and Remedies . . . . . . . . . . . . . . . . . . . .  75

ARTICLE X AGREEMENT AMONG BANKS AND AGENTS . . . . . . . . . . . . . . . .  76
   Section 10.1 Authorization; Powers; Agent for Collateral Purposes . . .  76
   Section 10.2 Actions on Default; Application of Proceeds. . . . . . . .  77
   Section 10.3 Exculpation. . . . . . . . . . . . . . . . . . . . . . . .  78
   Section 10.4 Use of the Term "Agent". . . . . . . . . . . . . . . . . .  79
   Section 10.5 Reimbursement for Costs and Expenses . . . . . . . . . . .  79
   Section 10.6 Payments Received Directly by Banks. . . . . . . . . . . .  79
   Section 10.7 Indemnification. . . . . . . . . . . . . . . . . . . . . .  80
   Section 10.8 Agent and Affiliates . . . . . . . . . . . . . . . . . . .  80
   Section 10.9 Credit Investigation . . . . . . . . . . . . . . . . . . .  80
   Section 10.10 Defaults. . . . . . . . . . . . . . . . . . . . . . . . .  80
   Section 10.11 Obligations Several . . . . . . . . . . . . . . . . . . .  81
   Section 10.12 Sale or Assignment; Addition of Banks . . . . . . . . . .  81
   Section 10.13 Participation . . . . . . . . . . . . . . . . . . . . . .  82
   Section 10.14 Borrower not a Beneficiary or Party . . . . . . . . . . .  83
   Section 10.15 Withholding Tax Exemption . . . . . . . . . . . . . . . .  83

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  84
   Section 11.1 No Waiver; Cumulative Remedies . . . . . . . . . . . . . .  84
   Section 11.2 Amendments, Requested Waivers, Etc.. . . . . . . . . . . .  84
   Section 11.3 Addresses for Notices, Etc . . . . . . . . . . . . . . . .  84
   Section 11.4 Costs and Expenses . . . . . . . . . . . . . . . . . . . .  85
   Section 11.5 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .  85
   Section 11.6 Execution in Counterparts. . . . . . . . . . . . . . . . .  86
   Section 11.7 Integration; Inconsistency . . . . . . . . . . . . . . . .  86
   Section 11.8 Agreement Effectiveness. . . . . . . . . . . . . . . . . .  86


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

   Section 11.9 Advice from Independent Counsel. . . . . . . . . . . . . .  86
   Section 11.10 Judicial Interpretation . . . . . . . . . . . . . . . . .  86
   Section 11.11 Binding Effect; No Assignment by Borrower . . . . . . . .  87
   Section 11.12 Severability of Provisions. . . . . . . . . . . . . . . .  87
   Section 11.13 Headings. . . . . . . . . . . . . . . . . . . . . . . . .  87
   Section 11.14 Governing Law; Jurisdiction; Waiver of Jury Trial . . . .  87

                                   CREDIT AGREEMENT

         This Agreement, dated July 14, 1997, is by and among G&K SERVICES, INC., a Minnesota corporation ("G&K INC."), WORK WEAR CORPORATION OF CANADA LTD., an Ontario corporation ("Work Wear"; G&K Inc. and Work Wear, sometimes individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"; in its separate capacity as administrative agent for certain Banks, the "US Agent"), NBD BANK, a bank chartered under the laws of the State of Michigan ("NBD"), FIRST CHICAGO NBD BANK, CANADA, a bank chartered under the laws of Canada ("FCNBD"; in its separate capacity as administrative agent for certain Banks, the "Canadian Agent") and each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to this Agreement pursuant to the terms and conditions of
ARTICLE X hereof (collectively the "Banks" and individually each called a "Bank").

                                       RECITALS

         The Borrowers have requested that the Banks extend certain revolving and term credit facilities to the Borrowers in the aggregate principal amount of Four Hundred Twenty-Five Million Dollars ($425,000,000) to refinance the existing credit facilities of the Borrowers and to provide financing for the acquisition of certain assets pursuant to the asset purchase agreement described below.

         The Borrowers have offered to secure all such credit facilities by granting to the Banks security interests in certain personal property assets owned by the Borrowers and by causing certain affiliated companies to grant security interests and guaranties to the Banks.

         The Banks are willing to extend the requested credit facilities to the Borrowers pursuant to the terms and subject to the conditions set forth in this Agreement.

         ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agents and the Banks hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in the PREAMBLE have the meanings therein assigned to them;

         (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

         "Acceptance" means a Draft duly stamped and accepted by a Canadian Bank in accordance with SECTIONS 3.1 and 3.6.

         "Acceptance Amount" means the sum of (a) the aggregate face amount of all issued and outstanding Acceptances and (b) amounts paid under an Acceptance for which the Canadian Banks have neither been reimbursed nor made an Advance.

         "Acceptance Fee" has the meaning specified in SECTION 3.6(d).

         "Adjustment Date" has the meaning specified in SECTION 10.12.

         "Advance" or "Advances" means a US Revolving Advance or a Canadian Revolving Advance, individually, or US Revolving Advances and Canadian Revolving Advances, collectively.

         "Agent" or "Agents" means individually, the US Agent or the Canadian Agent and, collectively, the US Agent and the Canadian Agent.

         "Aggregate Revolving Commitment Amount" means the sum of the US Revolving Commitment Amount and the Canadian Revolving Commitment Amount.

         "Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto.

         "Applicant" has the meaning specified in SECTION 10.12.

         "Asset Purchase" means the purchase of certain assets by G&K Inc., G&K Co. and G&K Linen from the Sellers pursuant to the Asset Purchase Agreement.

         "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of May 30, 1997, by and among G&K Inc. and the Sellers.

         "Asset Purchase Documents" means the Asset Purchase Agreement and all other documents executed in connection with the Asset Purchase.

         "Assets Held for Sale" means the assets identified on SCHEDULE 4.1.

         "Assignment Certificate" has the meaning specified in
    SECTION 10.12(a).

         "BA Purchase Price" shall mean the product of (i) the face amount of Drafts to be sold in connection with a Borrowing and (ii) the applicable Discount, as determined by the Canadian Agent in accordance with
    SECTION 3.2, less the Acceptance Fee retained by each Canadian Bank in consideration for the acceptance of such Drafts.

         "Bank" or "Banks" has the meaning specified in the PREAMBLE.

         "Borrower" and "Borrowers" have the meanings specified in the PREAMBLE.

         "Borrowing" means the funding of Advances or the discounting of Acceptances under a particular Facility concurrently by the Banks of that Facility.

         "Borrowing Date" means the date on which a Borrowing is funded to a Borrower by the applicable Banks.

         "Business Day" means a Canadian Business Day or a US Business Day, as the context requires.

         "Canadian Administrative Fee" has the meaning specified in
    SECTION 4.9 (b).

         "Canadian Agent" means FCNBD in its separate capacity as administrative agent to facilitate the funding and repayment of Canadian Revolving Advances and Acceptances.

         "Canadian Bank Rate" means at any time an interest rate per annum equal to the minimum rate at which the Bank of Canada makes short-term advances to chartered banks.

         "Canadian Banks" means those Banks which, from time to time, shall have Commitments to make Canadian Revolving Advances to Work Wear.

         "Canadian Business Day" means any day other than a Saturday or Sunday on which Canadian banks are open for business in Toronto, Ontario.

         "Canadian Commitment Fee" has the meaning specified in
    SECTION 4.9(a)(ii).

         "Canadian Dollar" and the sign "C$" means the lawful currency of Canada.

         "Canadian Dollar Equivalent" means for an amount of US Dollars, the amount in freely-transferable Canadian Dollars that the Canadian Agent may purchase for the given amount of such US Dollars on the spot market on the day of determination. Where possible, such spot rate shall be determined by reference to the Bank of Canada noon exchange rate on the dealing screen as of 12:00 Noon, Toronto, Ontario time on the day of determination.

         "Canadian Floating Rate" means an annual rate at all times equal to the sum of (a) the Canadian Reference Rate and (b) the applicable Margin, which annual rate shall change when and as the Canadian Reference Rate changes.

         "Canadian Floating Rate Advance" means any Canadian Revolving Advance which bears interest at a rate determined by reference to the Canadian Reference Rate.

         "Canadian Floating Rate Funding" means any Funding which bears interest at a rate determined by reference to the Canadian Reference Rate, including Canadian Floating Rate Advances.

         "Canadian G&K Enterprises" means Work Wear, Work Wear-Quebec and NRO and any other wholly-owned Subsidiary of either Borrower formed after the Closing Date (i) which has its primary place of business in Canada, (ii) which executes a Guaranty and, if prior to the Collateral Release Date, a Guarantor Security Agreement, for the benefit of the Canadian Banks guarantying the due and prompt payment by Work Wear of all Canadian Obligations, and (iii) if prior to the Collateral Release Date, whose stock is pledged to the Canadian Banks pursuant to a Collateral Pledge Agreement.

         "Canadian Interest Period" means, relative to any Acceptance, a period of 30, 60, 90 or 180 days after the date of issuance, rollover or conversion, as the case may be, as Work Wear may select in its relevant notice pursuant to SECTIONS 3.2, 3.3 or 3.4; PROVIDED, HOWEVER, that:

              (a) no more than five (5) different Canadian Interest Periods may be outstanding at any one time with respect to a Facility;

              (b) if a Canadian Interest Period would otherwise end on a day which is not a Canadian Business Day, such Canadian Interest Period shall end on the next following Canadian Business Day (unless such next following Canadian Business Day is the first Canadian Business Day of a month, in which case such Canadian Interest Period shall end on the next preceding Canadian Business Day); and

              (c) no Canadian Interest Period may end later than the applicable Maturity Date for the Canadian Revolving Facility.

         "Canadian Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents, or under any interest rate swap or protection agreement entered into by Work Wear with a Bank in order to hedge its interest rate risk under the Canadian Revolving Facility, which Work Wear may now or at any time hereafter owe to a Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to all indebtedness, liabilities and obligations of Work Wear arising under or evidenced by Canadian Revolving Notes and the Acceptances; EXCLUDING HOWEVER, all US Obligations.

         "Canadian Reference Rate" means the rate of interest publicly announced from time to time by the Canadian Agent as its "base rate" or "prime rate", or, if the Canadian Agent ceases to announce a rate so designated, any similar successor rate designated by the Canadian Agent. The Canadian Reference Rate is not necessarily the most favored rate of the Canadian Agent and the Canadian Agent may lend to its customers at rates that are at, above or below the Canadian Reference Rate.

         "Canadian Revolving Advance" means a loan of funds by a Canadian Bank to Work Wear under the Canadian Revolving Facility, including Canadian Floating Rate Advances made thereunder.

         "Canadian Revolving Commitment" means, with respect to each Canadian Bank, the amount of the Canadian Revolving Commitment set forth opposite such Canadian Bank's name on the execution pages hereof, or below such Canadian Bank's signature on an Assignment Certificate executed by such Canadian Bank, unless such amount is reduced pursuant to SECTION 4.11, in which event it means the amount to which said amount is reduced pursuant thereto, or as the context may require, the obligation of such Canadian Bank to make Canadian Revolving Advances and to create Acceptances, as contemplated in SECTION 3.1.

         "Canadian Revolving Commitment Amount" means the Canadian Dollar Equivalent on the Closing Date of Twenty-Five Million US Dollars ($25,000,000), being the maximum amount of the Canadian Revolving Commitments of all Canadian Banks, in the aggregate, to make Canadian Revolving Advances to Work Wear pursuant to SECTION 3.1, subject to reduction in accordance with SECTION 4.11; such amount to be adjusted to the Canadian Dollar Equivalent of Twenty-Five Million US Dollars ($25,000,000) on each anniversary of the Closing Date.

         "Canadian Revolving Facility" means the revolving credit facility made available to Work Wear pursuant to SECTION 3.1.

         "Canadian Revolving Facility Outstanding Amount" means, as of the date of determination, the sum of (a) the aggregate principal amount of all outstanding Canadian Revolving Advances and (b) the Acceptance Amount.

         "Canadian Revolving Note" means a promissory note of Work Wear payable to a Canadian Bank in the amount of such Canadian Bank's Canadian Revolving Commitment, in substantially the form of EXHIBIT B (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing Work

    Wear's obligation to pay all indebtedness to such Canadian Bank resulting from such Canadian Bank's Percentage of each Borrowing under the Canadian Revolving Facility, and also means each promissory note accepted by such Canadian Bank from time to time in substitution therefor or in renewal thereof.

         "Capital Adequacy Rule" has the meaning specified in \
    SECTION 4.14(b)(ii).

         "Capital Adequacy Rule Change" has the meaning specified in
    SECTION 4.14(b)(iii).

         "Capital Expenditures" of the G&K Group means, with respect to the applicable Covenant Computation Period, the sum of:

              (a) the aggregate amount of all expenditures of the G&K Group for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (without duplication)

              (b) the aggregate amount of all Capitalized Lease Liabilities of the G&K Group incurred during such Covenant Computation Period.

         "Capitalized Lease Expenditures" of the G&K Group means, with respect to the applicable Covenant Computation Period, the total expenditures made by the G&K Group on account of its Capitalized Lease Liabilities, determined in accordance with GAAP.

         "Capitalized Lease Liabilities" of the G&K Group means, with respect to the applicable Covenant Computation Period, all monetary obligations of the G&K Group under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash Flow Available for Debt Service" of the G&K Group means, with respect to the applicable Covenant Computation Period, the G&K Group's EBITDA MINUS Cash Tax Expense, Dividends and Capital Expenditures.

         "Cash Tax Expense" of the G&K Group means Tax Expense less any provision for deferred taxes and PLUS any prepaid Tax Expense.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all personal property of a G&K Enterprise in which any Bank has been granted a security interest pursuant to any Security Document, together with all substitutions and replacements for, products of and proceeds from any of the foregoing.

         "Collateral Pledge Agreements" means (a) the Collateral Pledge Agreement of even date herewith by G&K Inc., granting the Banks a security interest in (i) all stock of G&K Inc.'s presently existing Subsidiaries (other than Work Wear, Work Wear-Quebec and NRO) and of any US G&K Enterprise formed after the Closing Date and owned directly by G&K Inc., together with all options to purchase such stock, and (ii) 65% of the shares of NRO and any Canadian G&K Enterprise formed after the Closing Date and owned directly by G&K Inc., to secure payment of all Obligations, (b) the Collateral Pledge Agreement of even date herewith by G&K Co. granting the Banks a security interest in 65% of the shares of Work Wear to secure payment of all Obligations and (c) the Collateral Pledge Agreement of even date herewith by Work Wear, granting the Canadian Banks a security interest in all stock of Work Wear-Quebec and of any Canadian G&K Enterprise formed after the Closing Date and owned directly by Work Wear, together with all options to purchase such stock, to secure the Canadian Obligations.

         "Collateral Release Date" means the date on which all Collateral is released by the Banks in accordance with SECTION 4.19.

         "Commitment" means, with respect to a Bank, such Bank's Revolving Commitment or Term Commitment, as the context requires.

         "Commitment Fee" means the Canadian Commitment Fee or the US Commitment Fee.

         "Covenant Computation Date" means the last day of each Fiscal Quarter of G&K Inc., commencing on September 30, 1997.

         "Covenant Computation Period" means the four (4) consecutive Fiscal Quarters of the G&K Group immediately preceding and ending on a Covenant Computation Date; PROVIDED, HOWEVER, that with respect to the Covenant Computation Dates September 27, 1997, December 27, 1997 and March 28, 1998,
    (a) for purposes of computing the Leverage Ratio used in determining Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status, the procedures set forth in SECTION 4.3(b) shall apply, (b) for purposes of computing the Debt Service Coverage Ratio (SECTION 7.9) and minimum EBITDA (SECTION 7.8), the applicable Covenant Computation Period shall commence on June 28, 1997 and shall end on such Covenant Computation Date, without annualization, and (c) for purposes of computing the maximum Leverage Ratio under SECTION 7.11, the applicable Covenant Computation Period shall commence on June 28,1997 and shall end on such Covenant Computation Date, and shall be annualized based on such period.

         "Current Assets" shall mean the aggregate amount of assets of the G&K Group which in accordance with GAAP may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any Assets Held for Sale, cash, marketable securities or real estate.

         "Current Liabilities" shall mean (i) all Debt of the G&K Group due on demand or within one year from the date of determination and (ii) all other liabilities of the G&K Group (including taxes accrued as estimated) which in accordance with generally accepted accounting principles, may be properly classified as current liabilities; EXCLUDING, HOWEVER, (a) the Revolving Facility Outstanding Amount and (b) all scheduled installments of principal due on Funded Debt of the G&K Group payable during the period of determination.

         "Debt" of the G&K Group means, without duplication (a) all obligations of the G&K Group for borrowed money, (b) all obligations of a member of the G&K Group evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of a member of the G&K Group to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Liabilities of a member of the G&K Group, (e) all debt of others secured by a lien on any asset of a member of the G&K Group, whether or not such debt is assumed by a member of the G&K Group, (f) all debt of others guaranteed by such other Person, (g) all obligations of a member of the G&K Group to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), (h) all obligations of a member of the G&K Group under any interest rate swap program or any similar agreement, arrangement or undertaking relating to fluctuations in interest rates and (i) all obligations of a member of the G&K Group to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of a member of the G&K Group.

         "Debt Service Coverage Ratio" of the G&K Group means, with respect to the applicable Covenant Computation Period, the ratio of (a) the G&K Group's Cash Flow Available for Debt Service to (b) the G&K Group's Debt Service Requirements.

             "Debt Service Requirements" of the G&K Group means, with respect to the applicable Covenant Computation Period, the aggregate, without duplication, of (a) Interest Expense of the G&K Group (b) all scheduled installments of principal on Funded Debt of the G&K Group (including scheduled principal payments made, or to be made, under the Term Notes and excluding (i) Excess Cash Flow Payments, (ii) voluntary prepayments of principal made, or to be made, under the Term Notes and (iii) any principal payments made under a Revolving Facility), which are due on demand or during such Covenant Computation Period, and (c) all Capitalized Lease Expenditures (less Interest Expense included therein) of the G&K Group which are due on demand or during such Covenant Computation Period.

             "Default" means an event that, with nothing more than the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Percentage" means, as to any Bank, a fraction determined as of the date of any distribution or contribution occurring after an Event of Default, the numerator of which equals the principal amount of all Obligations then owed to such Bank (expressed in its U.S. Dollar Equivalent) on such date and the denominator of which equals the principal amount of all Outstanding Obligations owed to all Banks (expressed in its U.S. Dollar Equivalent) on such date.

         "Default Rate" shall have the meaning specified in SECTION 4.2(d).

         "Default Share" means, as to any Bank, that Bank's appropriate share of any payments, collections and proceeds received by an Agent after the occurrence of an Event of Default, as provided in SECTION 10.2.

         "Discount" means the bid rate established by the Canadian Agent as the average of the bid rates quoted by each Canadian Bank for the sale of its banker's acceptances in an amount and bearing a maturity approximately equal to such Canadian Bank's Percentage of a proposed Borrowing, rollover or conversion of Acceptances at approximately 10:00 a.m., Toronto, Ontario time, on the date of such proposed Borrowing, rollover or conversion of Acceptances, which bid rate shall be conclusive and binding on Work Wear absent manifest error.

         "Dividends" means dividends, distributions and other payments, however described, payable by a member of the G&K Group on any shares of any class of its stock, and the amount of any other redemption, retirement, purchase or acquisition by a member of the G&K Group of any shares of any class of its stock; excluding, however, any (i) distributions to the extent consisting exclusively of shares of stock of G&K Inc. and (ii) distributions paid by any wholly-owned Subsidiary of a Borrower.

         "Dollar" shall mean lawful currency of the United States of America or Canada, as the context requires.

         "Draft" shall mean a draft of Work Wear denominated in Canadian Dollars, duly executed and delivered to a Canadian Bank in accordance with
    SECTION 3.6(a).

         "EBITDA" of the G&K Group means, with respect to the applicable Covenant Computation Period, the G&K Group's Pre-Tax Earnings, PLUS Interest Expense and Non-Cash Charges.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any corporation, trade or business that, along with a US G&K Enterprise, is a member of a controlled group of corporations, controlled group of trades or businesses or affiliated service group, as described in Sections 414(b), 414(c) and 414(m), respectively, of the Code.

         "ERISA Plan" means any of the following employee benefit plans (each of which shall also be defined terms for purposes of this Agreement), but only to the extent any of them is subject to regulation under ERISA:

         (i)    Pension Plan as defined in ERISA Section 3(2);

         (ii) Defined Benefit Plan means a Pension Plan of the type defined in ERISA Section 3(35);

         (iii) Multi-Employer Plan means a Pension Plan of the type defined in ERISA Section 3(37); and

         (iv)   Welfare Plan as defined in ERISA Section 3(1).

         "Environmental Laws" has the meaning specified in SECTION 6.12.

         "Eurocurrency Reserve Percentage" means the then applicable percentage relating to the US Agent (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         "Eurodollar Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a US Interest Period, the rate per annum equal to the rate (rounded up to the nearest one-sixteenth of one percent (1/16%)) determined by the US Agent in accordance with SECTION 2.6 to be a rate at which US Dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such US Interest Period and maturing at the end of such US Interest Period.

         "Eurodollar Funding" means any Funding which bears interest at a rate determined by reference to the Eurodollar Rate, including Eurodollar Advances.

         "Eurodollar Rate" means, with respect to a US Interest Period, the rate obtained by adding (a) the applicable Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) MINUS the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation
    D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar fundings.

         "Event of Default" has the meaning specified in SECTION 9.1.

         "Excess Cash Flow" means, with respect to the G&K Group, Net Income, PLUS Non-Cash Charges and deferred taxes, MINUS scheduled maturities of long term Debt, MINUS Capital Expenditures and PLUS or MINUS, as the case may be, changes in Working Capital, but in no event to include any gain from the sale of Assets Held for Sale.

         "Excess Cash Flow Payments" has the meaning specified in
    SECTION 4.1(e)(i).

         "FCNBD" has the meaning specified in the PREAMBLE.

         "Facility" means the Canadian Revolving Facility, US Revolving Facility or the Term Facility, as the context requires.

         "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the US Agent from three Federal funds brokers of recognized standing selected by it; it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

         "Fiscal Quarter" means a 13-week accounting period, each ending on a Saturday, with one such 13-week period ending on June 28, 1997 and with each prior 13-week period, and each subsequent 13-week period, constituting additional Fiscal Quarters hereunder.

         "Floating Rate" means the Canadian Floating Rate or the US Floating Rate, as the context requires.

         "Funded Debt" of the G&K Group means, without duplication, all interest-bearing Debt of the G&K Group, and shall include all interest-bearing Debt created, assumed or guaranteed by the G&K Group either directly or indirectly, including obligations secured by liens upon property of any member of the G&K Group and upon which any member of the G&K Group customarily pays the interest, and all Capitalized Lease Liabilities.

         "Funding" means a designated portion of outstanding principal of a Facility which bears interest at a rate determined by reference to a particular Eurodollar Rate or Floating Rate, as the case may be.

         "GAAP" means generally accepted accounting principles, as amended from time to time, applied to the extent possible on a basis consistent with the accounting practices reflected in the annual financial statements referred to in SECTION 6.5.

         "G&K Co." means G&K Services Co., a Minnesota corporation and a wholly-owned Subsidiary of G&K Inc.

         "G&K Enterprise" means G&K Inc., G&K Co., G&K Linen, Work Wear, TeamWear, Work Wear-Quebec, NRO, and each other wholly-owned Subsidiary of any such companies formed after the Closing Date, individually, or all of them collectively.

         "G&K Group" means G&K Inc. and (i) all direct or indirect Subsidiaries of G&K Inc. that are reported under GAAP on a consolidated basis and (ii) each G&K Enterprise (including specifically G&K Linen), whether or not reported on a consolidated basis.

         "G&K Inc." has the meaning specified in the PREAMBLE.

         "G&K Inc. Security Agreement" means the security agreement of G&K Inc. of even date herewith pursuant to which G&K Inc. grants the Banks a security interest in all personal property assets of G&K Inc. to secure payment of all Obligations.

         "G&K Linen" means G&K Services Linen Company, a Minnesota corporation and a wholly-owned subsidiary of G&K Inc.

         "Guaranties" means (i) those certain guaranty agreements of even date herewith executed and delivered to all Banks by those US G&K Enterprises existing before the Closing Date guarantying the due and prompt payment by the Borrowers of all Obligations, (ii) those certain guaranty agreements of even date herewith executed and delivered to the Canadian Banks by those Canadian G&K Enterprises (except Work Wear) existing before the Closing Date guarantying the due and prompt payment by Work Wear of all Canadian Obligations, and (iii) such other guaranties as may be executed from time to time by a G&K Enterprise formed after the Closing Date.

         "Guarantors" means (i) the US G&K Enterprises with respect to all Obligations and (ii) the Canadian G&K Enterprises (except Work Wear) with respect to all Canadian Obligations.

         "Guarantor Security Agreement" means the separate security agreement of a Guarantor pursuant to which that Guarantor grants a security interest in all its personal property assets to secure payment of either (i) all Obligations or (ii) the Canadian Obligations, as the case may be.

         "Hazardous Substance" means any substance listed or identified in, or regulated by, any Environmental Laws.

         "Indemnities" has the meaning specified in SECTION 11.5.

         "Interest Expense" of the G&K Group means, with respect to the applicable Covenant Computation Period, the total gross interest expense on all Debt of the G&K Group during such period, and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt of the G&K Group and (b) the interest portion of any Capitalized Lease Expenditure of the G&K Group (determined in accordance with GAAP).

         "Interest Period" means a US Interest Period or a Canadian Interest Period, as the context requires.

         "Letter of Credit" means a Participated Letter of Credit or a Swingline Letter of Credit, or both, as the context may require.

         "Letter of Credit Amount" means the sum of (a) the aggregate face amount of all issued and outstanding Letters of Credit and (b) amounts drawn under Letters of Credit for which the US Banks have neither been reimbursed nor made Advances, including (without limitation) the Swingline Letter of Credit Amount.

         "Letter of Credit Bank" means Norwest, in its separate capacity as issuer of Letters of Credit pursuant to SECTION 2.7.

         "Letter of Credit Fees" has the meaning specified in SECTION 2.7(c).

         "Level I Status" means that period (or periods) of time during which the Leverage Ratio is less than 2.00 to 1.00.

         "Level II Status" means that period (or periods) of time during which the Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than
    2.50 to 1.00.

         "Level III Status" means that period (or periods) of time during which the Leverage Ratio is greater than or equal to 2.50 to 1.00 but less than
    3.00 to 1.00.

         "Level IV Status" means that period (or periods) of time during which the Leverage Ratio is greater than or equal to 3.00 to 1.00 but less than
    3.50 to 1.00.

         "Level V Status" means that period (or periods) of time during which the Leverage Ratio is greater than or equal to 3.50 to 1.00.

         "Leverage Ratio" of the G&K Group means, with respect to the applicable Covenant Computation Date, the ratio of (a) the G&K Group's Funded Debt to (b) the G&K Group's EBITDA.

         "Litigation" means any litigation, proceeding (including without limitation any governmental, administrative or arbitration proceeding) claim, lawsuit, and/or investigation or inquiry pending or threatened against or involving a member of the G&K Group or any of their respective businesses or operations.

         "Loan Documents" means this Agreement, Acceptances (as and when created), the Notes, the Guaranties, each and every application or other agreement pursuant to which a Letter of Credit is issued and the Security Documents.

         "Margin" means, with respect to computation of (a) an interest rate on Fundings under a Facility, (b) an Acceptance Fee, (c) a Commitment Fee or
    (d) a Letter of Credit Fee, the applicable increment (expressed in basis points) set forth and described in the table below, established as of the last day of each Fiscal Quarter according to the then applicable Status determined in accordance with SECTION 4.3:



                               Level I        Level II          Level III       Level IV        Level V
                               Status          Status            Status          Status         Status
 Leverage Ratio               less than     greater than     greater than     greater than  greater than
                                2.00         or equal to       or equal to     or equal to    or equal to
                                               2.00               2.50           3.00            3.50
                                          less than 2.50    less than 3.00  less than 3.50

 Commitment Fee on              15.0 bp       20.0 bp           25.0 bp         30.0 bp        35.0 bp
 Unused Daily
 Balance of Revolving
 Facilities

 Eurodollar Margin,             50.0 bp       62.5 bp           75.0 bp         95.0 bp       112.5 bp
 Acceptance Fee and
 Letter of Credit Fee

 US Reference Rate               0 bp           0 bp              0 bp           0 bp            0 bp
 Margin and Canadian
 Reference Rate
 Margin


         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

         (a) the business, financial condition, operations or prospects of the G&K Group, taken as a whole;

         (b) the ability of a Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party;

         (c) the validity, enforceability or collectibility of any Loan Document; or

         (d) the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any lien or security interest granted to the Banks pursuant to the Security Documents .

         "Material Litigation" or "Material Litigation Development" means any Litigation or any development in any Litigation (i) which involves this Agreement or any of the transactions contemplated hereby or thereby (including, without limitation, any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the performance by a member of the G&K Group or any Subsidiary of its obligations under or in connection with this Agreement or any Loan Document to which it is a party), (ii) involving uninsured liabilities which could individually or in the aggregate exceed $10,000,000, (iii) which could individually or in the aggregate otherwise impair the validity or enforceability of or the ability of a member of the G&K Group to perform any of its obligations under this Agreement or any Loan Document,
    (iv) which could individually or in the aggregate materially impair the ability of a member of the G&K Group to conduct business substantially as now conducted, or (v) which could individually or in the aggregate materially and adversely affect the consolidated business, operations, prospects or financial condition of a member of the G&K Group taken as a whole.

         "Maturity Date" means (a) June 30, 2002 with respect to the Revolving Facilities and (b) June 30, 2004 with respect to the Term Facility.

         "Net Income" of the G&K Group means, with respect to the applicable Covenant Computation Period, the after-tax net income of the G&K Group as determined in accordance with GAAP.

         "Non-Cash Charges" of the G&K Group means, with respect to the applicable Covenant Computation Period, the G&K Group's depreciation, amortization (excluding merchandise amortization) and other non-cash charges which have the effect of reducing Pre-Tax Earnings or Net Income, as the case may be, all as determined in accordance with GAAP.

         "Norwest" has the meaning specified in the PREAMBLE.

         "Note" or "Notes" means a US Note or a Canadian Revolving Note, or all such Notes collectively, as the context requires.

         "NRO" means 912489 Ontario Limited, an Ontario corporation and a wholly-owned Subsidiary of G&K Inc.

         "Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents, or under any interest rate swap or protection agreement entered into by a Borrower with a Bank in order to hedge its interest rate risk under the Facilities, which either Borrower may now or at any time hereafter owe to a Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Letter of Credit Amount, Acceptance Amount and all indebtedness, liabilities and obligations of the Borrowers arising under or evidenced by the Notes and the Drafts.

         "Outstanding Canadian Obligations" means that portion of the Outstanding Obligations arising from or relating to the Canadian Revolving Facility.

         "Outstanding Obligations" means, as of the date of determination, the outstanding principal amount (including the Letter of Credit Amount) of all Obligations.

         "Outstanding US Obligations" means that portion of the Outstanding Obligations arising from or relating to the US Facilities.

         "Payee" has the meaning specified in SECTION 4.13.

         "Payment Date" means the last day of each Fiscal Quarter of the G&K Group, commencing on September 27, 1997.

         "PBGC" means the Pension Benefit Guaranty Corporation, organized under Title IV of ERISA.

         "Percentage" means, with respect to a Facility and as to any Bank, the percentage set forth opposite such Bank's signature on the execution pages hereof, or below such Bank's signature on any Assignment Certificate executed by such Bank, in relation to such Facility, representing the ratio of such Bank's Revolving Commitment or Term Commitment, as the case may be, to the applicable Revolving Commitment Amount or Term Commitment Amount.

         "Permitted Liens" has the meaning specified in SECTION 8.1.

         "Person" means any individual, corporation, partnership, limited liability Borrower, joint venture, association, joint-stock Borrower, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means a Defined Benefit Plan as defined in and as covered by Title IV of ERISA that is maintained by or contributed to by any US G&K Enterprise for its employees.

         "PPSA" means the Personal Property Security Act , as amended from time to time, as in effect in any particular province of Canada, or with respect to any province where the Personal Property Security Act has not been adopted, any other such statute or act governing, in such province, creation and perfection of security interests in tangible personal property, as amended from time to time, including the Civil Code in effect from time to time in the Province of Quebec.

         "Pre-Tax Earnings" of the G&K Group means, with respect to the applicable Covenant Computation Period, the G&K Group's Net Income, PLUS any provision for Tax Expense, LESS any extraordinary, non-operating or non-cash income claimed or earned by the G&K Group, all as determined in accordance with GAAP.

         "Pricing Differential" has the meaning specified in SECTION 3.9.

         "Purchased Assets" has the meaning specified in SECTION 4.10(a).

         "Registered Pension Plan" means a pension plan with defined benefit provisions that is registered under the Canada Income Tax Act and is maintained or contributed to by any Canadian G&K Enterprise for its employees.

         "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

         "Required Banks" means, at any time, one or more of the Banks holding at least fifty-one percent (51%) of the Commitments (expressed in their US Dollar Equivalent) or, if the Commitments have terminated one or more of the Banks holding at least fifty-one percent (51%) of the Outstanding Obligations (expressed in their US Dollar Equivalent).

          "Required Payment" has the meaning specified in SECTION 4.12(c).

          "Return" has the meaning specified in SECTION 4.14(b)(i).

         "Revolving Advance" means a loan of funds by a Bank to a Borrower under a Revolving Facility.

         "Revolving Commitment" means the US Revolving Commitment of a US Bank or the Canadian Revolving Commitment of a Canadian Bank, or both, as the context requires.

         "Revolving Commitment Amount" means the US Revolving Commitment Amount or the Canadian Revolving Commitment Amount, as the context requires.

         "Revolving Commitment Termination Date" means the earlier of (a) the Maturity Date with respect to a Revolving Facility or (b) the date on which a

    Revolving Commitment is terminated pursuant to SECTION 9.2 or reduced to zero pursuant to SECTION 4.11(a).

         "Revolving Facility" means the US Revolving Facility or the Canadian Revolving Facility and "Revolving Facilities" means the US Revolving Facility and the Canadian Revolving Facility, as the context requires.

         "Revolving Facility Outstanding Amount" means the US Revolving Facility Outstanding Amount and the Canadian Revolving Facility Outstanding Amount, or either of them, as the context requires.

         "Security Documents" means the G&K Inc. Security Agreement, the Work Wear Security Agreement, the Collateral Pledge Agreements, the Guarantor Security Agreements and each and every additional agreement entered into by a Borrower or Guarantor for the benefit of an Agent or Bank to secure payment of any of the Obligations, as such agreements may hereafter be amended, supplemented or restated from time to time.

         "Sellers" means National Service Industries, Inc., a Delaware corporation, National Service Industries, Inc., a Georgia corporation and NSI Enterprises, Inc., a California corporation.

         "Status" means the financial condition of the G&K Group determined in accordance with the definitions of "Level I Status", "Level II Status", "Level III Status", "Level IV Status" and "Level V Status."

         "Stockholders' Equity" of the G&K Group means, with respect to the applicable Covenant Computation Period, the aggregate capital and retained earnings of the G&K Group, as determined in accordance with GAAP, as set forth and described in the G&K Group's financial statements of the G&K Group, prepared on a consistent basis; adjusted, however, for any gain or loss on the ultimate disposition of the Assets Held for Sale that has been treated as an adjustment of the original purchase price allocation of such Assets Held for Sale.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by a Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Swingline Letter of Credit" has the meaning specified in SECTION
    2.7(b).

         "Swingline Letter of Credit Amount" means the sum of (a) the aggregate face amount of all issued and outstanding Swingline Letters of Credit and
    (b) amounts drawn under Swingline Letters of Credit for which the Letter of Credit Bank has neither been reimbursed nor made advances.

         "Tax Expense" means the amount of any current and deferred income, excise and other taxes incurred by any member of the G&K Group to any governmental or other authority as a result of income earned by that Person during the applicable period of determination.

         "Taxes" has the meaning specified in SECTION 4.13.

         "TeamWear" means G&K TeamWear, Inc., a Minnesota corporation and a wholly-owned Subsidiary of G&K, Inc.

         "Term Advance" means a loan of funds by a US Bank to G&K Inc. under the Term Facility.

         "Term Commitment" means, with respect to each US Bank, the amount of the Term Commitment set forth opposite such US Bank's name on the execution pages hereof, or below such US Bank's signature on an Assignment Certificate, or as the context may require, the obligation of such US Bank to make Term Advances to G&K Inc. under SECTION 2.2 hereof.

         "Term Commitment Amount" shall mean Three Hundred Million Dollars ($300,000,000), being the maximum amount of the Term Commitments of all US Banks.

         "Term Facility" means the term loan facility being made available to G&K Inc. by the US Banks pursuant to SECTION 2.2.

         "Term Note" means a promissory note of G&K Inc. payable to a US Bank in the amount of such US Bank's Term Commitment, in substantially the form of EXHIBIT C (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the obligation of G&K Inc. to pay all indebtedness to such US Bank resulting from such US Bank's Percentage of the Term Facility, and also means each other promissory note accepted from time to time in substitution therefor or in renewal thereof.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in SECTION 11.14(a) as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

         "US Administrative Fee" has the meaning specified in SECTION 4.9(b).

         "US Agent" means Norwest in its separate capacity as administrative agent hereunder.

         "US Banks" means those Banks which, from time to time, shall have Commitments to make US Revolving Advances and Term Advances to G&K Inc.

         "US Business Day" shall mean any day other than a Saturday or Sunday on which national banks are open for business in Minnesota, Michigan and New York and, if such day relates to a Eurodollar Advance, a day on which dealings are carried on in the London interbank Eurodollar market.

         "US Commitment Fee" has the meaning specified in SECTION 4.9(a)(i).

         "US Dollar" and the sign "$" and "US$" shall mean lawful currency of the United States of America.

         "US Dollar Equivalent" means for an amount of Canadian Dollars, the amount in freely-transferable US Dollars that the Canadian Agent may purchase for the given amount of such Canadian Dollars on the spot market on the day of determination. Where possible, such spot rate shall be determined by reference to the Bank of Canada noon exchange rate on the dealing screen as of 12:00 Noon, Toronto, Ontario time, on the date of determination.

         "US Facilities" means the US Revolving Facility and the Term Facility collectively, and "US Facility" means the US Revolving Facility or the Term Facility, as the context requires.

         "US Floating Rate" means an annual rate at all times equal to the sum of (a) the US Reference Rate and (b) the applicable Margin, which annual rate shall change when and as the US Reference Rate changes.

         "US Floating Rate Advance" means any US Advance which bears interest at a rate determined by reference to the US Reference Rate.

         "US G&K Enterprises" means G&K Inc., G&K Co., G&K Linen, TeamWear and any other wholly-owned Subsidiary of either Borrower formed after the Closing Date (i) which has its primary place of business in the United States of America, (ii) which executes a Guaranty and, if prior to the Collateral Release Date, a Guarantor Security Agreement, for the benefit of all Banks guarantying the due and prompt payment of all Obligations and
    (iii) if prior to the Collateral Release Date, whose stock is pledged to the Banks pursuant to a Collateral Pledge Agreement.

         "US Interest Period" means, relative to any Eurodollar Funding, the period beginning on (and including) the date on which such Eurodollar Funding is made, or continued as, or converted into, a Eurodollar Funding pursuant to SECTIONS 2.3, 2.4 or

    2.5 and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last US Business Day of such month), as G&K Inc. may select in its relevant notice pursuant to SECTIONS 2.3, 2.4, or 2.5; PROVIDED, HOWEVER, that:

              (a) no more than five (5) different US Interest Periods may be outstanding at any one time with respect to a US Facility;

              (b) if a US Interest Period would otherwise end on a day which is not a US Business Day, such US Interest Period shall end on the next following US Business Day (unless such next following US Business Day is the first US Business Day of a month, in which case such US Interest Period shall end on the next preceding US Business Day);

              (c) no US Interest Period applicable to a Funding for a US Facility may end later than the applicable Maturity Date for such US Facility; and

              (d) in no event shall G&K Inc. select US Interest Periods with respect to Fundings under the Term Facility which, in the aggregate, would require payment of funding losses under SECTION 4.15 in order to make payments of principal as required under SECTION 4.1.

         "US Note" means a US Revolving Note or a Term Note, and "US Notes" means the US Revolving Notes and the Term Notes, collectively.

         "US Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents, or under any interest rate swap or protection agreement entered by G&K Inc. with a Bank in order to hedge its interest rate risk under the Facilities, into which G&K Inc. may now or at any time hereafter owe to a Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Letter of Credit Amount and all indebtedness, liabilities and obligations of G&K Inc. arising under or evidenced by the Notes executed by G&K Inc.

         "US Reference Rate" means the rate of interest publicly announced from time to time by the US Agent as its "base rate" or "prime rate", or, if the US Agent ceases to announce a rate so designated, any similar successor rate designated by the US Agent; such rate is not necessarily the most favored rate of the US Agent and the US Agent may lend to its customers at rates that are at, above or below such rate.

         "US Revolving Advance" means a loan of funds by a US Bank to G&K Inc. under the US Revolving Facility, including both US Floating Rate Advances and Eurodollar Advances made thereunder.

         "US Revolving Commitment" means, with respect to each US Bank, the amount of the US Revolving Commitment set forth opposite such US Bank's name on the execution pages hereof, or below such US Bank's signature on an Assignment Certificate executed by such US Bank, unless such amount is reduced pursuant to SECTION 4.11(a) hereof, in which event it means the amount to which said amount is reduced pursuant thereto, or as the context may require, the obligation of such US Bank to make US Revolving Advances, as contemplated in SECTION 2.1.

         "US Revolving Commitment Amount" means One Hundred Million Dollars ($100,000,000), being the maximum amount of the US Revolving Commitments of all US Banks, in the aggregate, to make US Revolving Advances to G&K Inc. pursuant to SECTION 2.1, subject to reduction in accordance with
    SECTION 4.11(a).

         "US Revolving Facility" means the revolving credit facility being made available to G&K Inc. by the US Banks pursuant to SECTION 2.1.

         "US Revolving Facility Outstanding Amount" means, as of the date of determination, the sum of (a) the aggregate principal amount of all outstanding US Revolving Advances and (b) the Letter of Credit Amount.

         "US Revolving Note" means a promissory note of G&K Inc. payable to a US Bank in amount of such US Bank's US Revolving Commitment, in substantially the form of EXHIBIT A (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the obligation of G&K Inc. to pay its indebtedness to such US Bank resulting from such US Bank's Percentage of each Borrowing under the US Revolving Facility, and also means each promissory note accepted by such US Bank from time to time in substitution therefor or in renewal thereof.

         "US Revolving Facility" means the revolving credit facility described in SECTION 2.1.

         "Working Capital" of the G&K Group means the G&K Group's Current Assets minus its Current Liabilities.

         "Work Wear" has the meaning specified in the PREAMBLE, which is a wholly-owned Subsidiary of G&K Co.

         "Work Wear Security Agreement" means the Security Agreement of Work Wear of even date herewith pursuant to which Work Wear grants the Canadian Banks a security interest in all personal property assets of Work Wear to secure payment of the Canadian Obligations.

         "Work Wear-Quebec" means LA CORPORATION WORK WEAR (DU) QUEBEC, also known as Work Wear Corporation of Quebec, a Quebec corporation and a wholly-owned Subsidiary of Work Wear.

                                      ARTICLE II

                                     US FACILITY

    Section 2.1 COMMITMENT AS TO US REVOLVING FACILITY. Each US Bank, severally and for itself alone, agrees, on the terms and subject to the conditions herein set forth, to make US Revolving Advances to G&K Inc. from time to time during the period from the date hereof to and including the Revolving Commitment Termination Date in an aggregate amount at any time outstanding not to exceed such US Bank's Percentage of such US Revolving Advances; PROVIDED, HOWEVER, that
(a) the US Revolving Facility Outstanding Amount shall not at any time exceed the US Revolving Commitment Amount, (b) on the Closing Date the sum of the US Revolving Facility Outstanding Amount and the US Dollar Equivalent of the Canadian Revolving Facility Outstanding Amount shall not exceed $85,000,000 and
(c) no US Bank's Percentage of the US Revolving Facility Outstanding Amount shall at any time exceed its US Revolving Commitment. Within the above limits, G&K Inc. may obtain US Revolving Advances, repay US Revolving Advances in accordance with the terms hereof and reborrow US Revolving Advances in accordance with the applicable terms and conditions of this ARTICLE II.


         Section 2.2 COMMITMENT AS TO TERM FACILITY. Each US Bank hereby agrees, on the terms and subject to the conditions herein set forth, to make a single Term Advance to G&K Inc. on the Closing Date in an amount equal to such US Bank's Term Commitment. The Term Facility is not a revolving facility and, once the initial Term Advance is made by a US Bank, such US Bank shall have no further obligation to make any additional Term Advances to G&K Inc. under the Term Facility, whether or not any amounts are repaid thereunder.


         Section 2.3 PROCEDURES FOR BORROWING UNDER THE US FACILITIES. G&K Inc. may request not more than one Borrowing each week except as allowed in the US Agent's discretion. Each Borrowing under the US Facilities shall be funded by the US Banks as either US Floating Rate Advances or Eurodollar Advances, as G&K Inc. shall specify in the related notice of Borrowing or notice of conversion pursuant to this SECTION 2.3 or SECTION 2.4. Except as set forth in the preceding sentence, US Floating Rate Advances and Eurodollar Advances may be outstanding at the same time. It is understood, however, that (a) in the case of a Borrowing which is to bear interest at a US Floating Rate, the principal amount of the Borrowing shall be in an amount equal to or greater than $5,000,000 and (b) in the case of a Borrowing which is to bear interest at a Eurodollar Rate, the principal amount of the

Borrowing shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000. G&K Inc. shall give notice to the US Agent of each proposed Borrowing not later than 10:30 a.m., Minneapolis, Minnesota time, on a US Business Day which, in the case of a Borrowing that is to bear interest initially at a US Floating Rate, is the Borrowing Date, or, in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, is at least three (3) US Business Days prior to the Borrowing Date. Each such notice shall be effective upon receipt by the US Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by G&K Inc. if so requested by the US Agent (in the form of EXHIBIT D), and shall specify whether the Borrowing is to bear interest initially at a US Floating Rate or a Eurodollar Rate, and in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, shall specify the US Interest Period to be applicable thereto. Promptly upon receipt of such notice (but in no event later than 12:00 Noon, Minneapolis, Minnesota time, with respect to a US Floating Rate Advance, and the close of business, with respect to a Eurodollar Advance, in each case on the US Business Day of receipt of such notice), the US Agent shall advise each US Bank of the proposed Borrowing. At or before 2:00 p.m., Minneapolis, Minnesota time, on the requested Borrowing Date, each US Bank shall provide the US Agent at the principal office of the US Agent in Minneapolis, Minnesota with immediately available funds covering such US Bank's Percentage of such Borrowing. Subject to satisfaction of the conditions precedent set forth in ARTICLE V with respect to such Borrowing, the US Agent shall pay over such funds to G&K Inc. prior to the close of business on the Borrowing Date.

         Section 2.4 CONVERTING US FLOATING RATE FUNDINGS TO EURODOLLAR FUNDINGS; PROCEDURES. So long as no Default or Event of Default shall exist, G&K Inc. may convert all or any part of any outstanding US Floating Rate Funding into a Eurodollar Funding by giving notice to the US Agent of such conversion not later than 10:30 a.m., Minneapolis, Minnesota time, on a US Business Day which is at least three (3) US Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the US Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by G&K Inc. if so requested by the US Agent (in the form of EXHIBIT E), shall specify the date and amount of such conversion, the total amount of the Funding to be so converted and the US Interest Period therefor. Each conversion of a Funding shall be on a US Business Day, and the aggregate amount of each such conversion of a US Floating Rate Funding to a Eurodollar Funding shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000.

         Section 2.5 PROCEDURES AT END OF A US INTEREST PERIOD. Unless G&K Inc. requests a new Eurodollar Funding in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Funding at the expiration of a US Interest Period, each US Bank shall automatically and without request of G&K Inc. convert each Eurodollar Funding to a Floating Rate Funding on the last day of the relevant US Interest Period. So long as no Default or Event of Default shall exist, G&K Inc. may cause all or any part of any outstanding Eurodollar Funding to continue to bear interest at a Eurodollar Rate after the end of the then applicable US Interest Period by notifying the US Agent not later than 10:30 a.m., Minneapolis, Minnesota time, on a US Business Day which is at least three (3) US Business Days prior to the first day of the new US Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by G&K Inc. if so requested by the US Agent (in the form of EXHIBIT F), shall be effective when received by the US Agent, and shall specify the first day of the applicable US Interest Period, the amount of the expiring Eurodollar Funding to be continued and the US Interest Period therefor. Promptly upon receipt of such notice, the US Agent shall advise each US Bank thereof. Each new US Interest Period shall begin on a US Business Day and the amount of each Funding bearing a new Eurodollar Rate shall be in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000.

         Section 2.6 SETTING AND NOTICE OF RATES. The applicable Eurodollar
Rate for each US Interest Period shall be determined by the US Agent between the opening of business and 12:00 Noon, Minneapolis, Minnesota time, on the second US Business Day prior to the beginning of such US Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the US Agent to G&K Inc. and each US Bank. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The US Agent, upon written request of G&K Inc. or any US Bank, shall deliver to G&K Inc. or such requesting US Bank a statement showing the computations used by the US Agent in determining the applicable Eurodollar Rate hereunder.

         Section 2.7 COMMITMENT TO ISSUE LETTERS OF CREDIT. The Letter of Credit Bank agrees, from the date hereof to and including the Commitment Termination Date, to issue one or more letters of credit for the account of a G&K Enterprise (if such account party is not G&K Inc., to be guaranteed by G&K Inc.); some of which the US Banks will participate in the risk (herein each a "Participated Letter of Credit") some of which the Letter of Credit Bank shall retain all risk (herein each a "Swingline Letter of Credit"), on the terms and subject to the conditions set forth below:

         (a) GENERAL TERMS. The Letter of Credit Amount shall at no time exceed $10,000,000 and no Letter of Credit shall be issued by the Letter of Credit Bank if, after giving effect to the issuance of such Letter of Credit, the US Revolving Facility Outstanding Amount would exceed the US Revolving Commitment Amount. The expiration date of any Letter of Credit shall not be later than fifteen (15) days prior to the Maturity Date for the US Revolving Facility. Each Letter of Credit will be issued upon no less than three (3) US Business Days' prior written application from G&K Inc. to the Letter of Credit Bank. The application requesting issuance of a Letter of Credit shall be on the Letter of Credit Bank's standard form or such other form as may be agreed to by the Letter of Credit Bank and G&K Inc. If any of the terms of such application are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern. The Letter of Credit Bank shall not be obligated to issue a Letter of Credit unless on the date of issuance all of the conditions precedent specified in SECTION 5.2 shall have been satisfied as fully as if the issuance of such Letter of Credit were an Advance. Promptly after issuance of a Letter of Credit that is a Participated Letter of Credit, the US Agent shall so advise each US Bank of all relevant information with respect thereto.

         (b) SWINGLINE LETTER OF CREDIT FACILITY. The Letter of Credit Bank, in its discretion, may from time to time issue Swingline Letters of Credit pursuant to the general terms set forth in SUBSECTION (a) above, and within the limitations set forth therein and herein; PROVIDED that no Swingline Letter of Credit may be made after the occurrence and during the continuance of an Event of Default. With respect to each Swingline Letter of Credit so issued by the Letter of Credit Bank, no other US Bank shall participate in the risk and obligation under such Letter of Credit pursuant to SUBSECTION (d) hereof, nor shall any such US Bank be entitled to a commission with respect thereto, until any such Swingline Letter of Credit is converted to a Participated Letter of Credit as hereinafter provided. The Swingline Letter of Credit Amount shall at no time exceed $500,000 and no Swingline Letter of Credit shall be issued by the Letter of Credit Bank if, after giving effect to the issuance of such Swingline Letter of Credit,
    (i) the US Revolving Facility Outstanding Amount would exceed the US Revolving Commitment Amount, (ii) the sum of the requested Swingline Letter of Credit and the Letter of Credit Bank's Percentage of the US Revolving Facility Outstanding Amount would exceed the Letter of Credit Bank's US Revolving Commitment. The Swingline Letter of Credit Amount shall constitute a part of, and shall not be in addition to, the Letter of Credit Bank's US Revolving Commitment. The Letter of Credit Bank, at any time and from time to time in its sole and absolute discretion, may notify each US Bank that a Swingline Letter of Credit shall thereafter constitute a Participated Letter of Credit, whereupon each US Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank an undivided participating interest in the Letter of Credit Bank's risk and obligation under such Swingline Letter of Credit. Upon receipt of such notice of conversion of a Swingline Letter of Credit to a Participated Letter of Credit, the specified Swingline Letter of Credit shall for all purposes of this SECTION 2.7 constitute a Participated Letter of Credit and each US Bank shall be entitled to payment of its pro rata share of the Letter of Credit Fee paid and to be paid by G&K Inc. upon issuance of such Swingline Letter of Credit. The obligation of the US Banks to purchase their undivided participating interest in any such Swingline Letter of Credit shall exist whether or not any Default or Event of Default shall have occurred or shall then be existing.

         (c) LETTER OF CREDIT FEES. G&K Inc. shall pay to the US Banks a commission with respect to each Participated Letter of Credit at an annual rate equal to the applicable Margin in effect from time to time, payable annually in advance and upon such others terms as may be agreed upon by G&K Inc. and the Required Banks at the time of issuance of any such Participated Letter of Credit. Such fees arising with respect to a Participated Letter of Credit, which shall not include fees payable to the

    Letter of Credit Bank pursuant to SECTION 2.7(j), shall be shared among the US Banks pro rata in accordance with their respective Percentages. G&K Inc. shall pay to the Letter of Credit Bank a commission with respect to each Swingline Letter of Credit at an annual rate equal to the applicable Margin in effect from time to time, payable annually in advance and upon such other terms as may be agreed upon by G&K Inc. and the Letter of Credit Bank at the time of issuance of such Swingline Letter of Credit. Each such annual commission payable by G & K, Inc. on account of the issuance of a Letter of Credit shall hereafter be referred to as a "Letter of Credit Fee."

         (d) PARTICIPATIONS IN LETTER OF CREDIT RISK. Upon issuance of a Participated Letter of Credit hereunder or upon conversion of a Swingline Letter of Credit to a Letter of Credit as contemplated in SUBSECTION (b) above, and without any further notice to any US Bank, each US Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank an undivided participating interest in the Letter of Credit Bank's risk and obligation under such Letter of Credit and in the obligation of the Letter of Credit Bank to honor drafts thereunder, and in the amount of any drawing thereunder, and in all rights of the Letter of Credit Bank to obtain reimbursement from G&K Inc. in the amount of such drawing, and all other rights of the Letter of Credit Bank with respect thereto, in an amount equal to the product of (i) the maximum amount available to be drawn under such Letter of Credit and the amount of any drawing thereunder, respectively and (ii) the Percentage of such US Bank. Whenever a draft submitted under a Letter of Credit is paid by the Letter of Credit Bank (whether a Swingline Letter of Credit or a Participated Letter of Credit), the Letter of Credit Bank shall so notify the US Agent, the US Agent shall so notify each US Bank and shall request immediate reimbursement from G&K Inc. for the amount of the draft. If sufficient funds are not immediately paid to the US Agent by G&K Inc., G&K Inc. shall be deemed to have requested a Borrowing pursuant to SECTION 2.3 and the US Banks shall be notified of such request in accordance with
    SECTION 2.3 and shall fund such request for a Borrowing as US Floating Rate Advances (in accordance with their respective Percentages) for purposes of reimbursing the Letter of Credit Bank for the amount of such draft so paid by the Letter of Credit Bank (less any amounts realized by the Letter of Credit Bank pursuant to the second sentence of this SECTION 2.7(d)). If for any reason or under any circumstance (including, without limitation, the occurrence of a Default or Event of Default or the failure to satisfy any of the conditions presently set forth in SECTION 5.2) the US Banks do not make such US Floating Rate Advances as contemplated above and G&K Inc. does not otherwise reimburse the Letter of Credit Bank for the amount of the draft so paid by the Letter of Credit Bank, G&K Inc. shall nonetheless be obligated to reimburse the amount of the draft to the Letter of Credit Bank, with interest upon such amount at the US Floating Rate from and after the date such draft is paid by the Letter of Credit Bank until the amount thereof is repaid to the Letter of Credit Bank in full. If the Letter of Credit Bank shall not have obtained reimbursement for any drawing under a Letter of Credit (whether from G&K Inc. or as proceeds of a Borrowing), upon demand of the US Agent each US Bank shall immediately advance the amount of its participation in such drawing to the Letter of Credit Bank and shall be entitled to interest on such participating interest at the Default Rate until reimbursed in full by G&K Inc.

         (e) EXCULPATION OF LETTER OF CREDIT BANK. Each US Bank and G&K Inc. agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Letter of Credit Bank shall not be liable to any Borrower or US Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the US Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document executed in connection with a Letter of Credit.

         (f) ASSUMPTION OF RISK. G&K Inc. hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude G&K Inc.'s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. The Letter of Credit Bank shall not be liable or responsible for any of the matters described in clauses (i) through (vii) of SUBSECTION (g) below. In furtherance and not in limitation of the foregoing: (i) the Letter of Credit Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Letter of Credit Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) UNCONDITIONAL OBLIGATION OF REIMBURSEMENT. The obligation of G&K Inc. under this Agreement to reimburse the Letter of Credit Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i) any lack of validity or enforceability of this Agreement or any letter of credit application;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of G&K Inc. in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from any letter of credit application;

              (iii) the existence of any claim, set-off, defense or other right that G&K Inc. may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby any unrelated transaction;

              (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

              (v) any payment by the Letter of Credit Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Letter of Credit Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

              (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of G&K Inc. in respect of any Letter of Credit; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, G&K Inc. or a guarantor.

         (h) LIABILITY OF LETTER OF CREDIT BANK. Notwithstanding anything in this SECTION 2.7 to the contrary, including particularly
    SUBSECTION (f) and (g) above, G&K Inc. may have a claim against the Letter of Credit Bank and the Letter of Credit Bank may be liable to G&K Inc., to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by G&K Inc. which G&K Inc. proves were caused by the Letter of Credit Bank's willful misconduct or gross negligence or the willful failure to pay under any Letter of Credit after the presentation to the Letter of Credit Bank by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of a Letter of Credit.

         (i) INDEMNIFICATION BY G&K INC. G&K Inc. shall indemnify, protect, defend and hold harmless each Indemnitee from and against all losses, liabilities, claims, damages, judgments, costs and expenses, including but not limited to all reasonable attorneys' fees and legal expenses, incurred by the Indemnitees or imposed upon the Indemnitees at any time by reason of the issuance, demand for honor or honor of any Letter of Credit or the enforcement, protection or collection of the US Bank's claims against G&K Inc. under this SECTION 2.7 or by reason of any act or omission of any Indemnitee in connection with any of the foregoing; PROVIDED, HOWEVER, that such indemnification shall not extend to losses, liabilities, claims, damages, judgments, costs and expenses to the extent arising from any act or omission of an Indemnitee which constitutes gross negligence or willful misconduct.

         (j) ADMINISTRATIVE FEES. G&K Inc. hereby agrees to pay to the Letter of Credit Bank (A) a fronting fee equal to one quarter of one percent (0.25%) of the face amount of each Participated Letter of Credit, payable upon issuance of such Participated Letter of Credit and (B) all administrative fees charged by the Letter of Credit Bank in the ordinary course of business in connection with the issuance of Letters of Credit, honoring of drafts under Letters of Credit, amendments thereto, transfers thereof and all other activity with respect to Letters of Credit, at the then current rates established by the Letter of Credit Bank from time to time for such services rendered on behalf of customers of the Letter of Credit Bank generally, payable on demand of the Letter of Credit Bank.

         Section 2.8 PRO RATA TREATMENT - US BANKS. All US Revolving Advances and Term Advances, conversions and repayments shall be effected so that after giving effect thereto all US Revolving Advances and Term Advances shall be pro rata among the US Banks according to their respective Percentages.

         Section 2.9 US REVOLVING ADVANCES AND TERM ADVANCES DENOMINATED IN US DOLLARS. All US Revolving Advances and Term Advances shall be made to G&K Inc. in US Dollars and shall be repaid by G&K Inc. in US Dollars. All interest accruing on outstanding US Revolving Advances and Term Advances, all commissions payable with respect to Letters of Credit and all fees payable in connection with or determined in relation to a US Facility shall be computed, and paid, in US Dollars.

         Section 2.10 GUARANTIES. Pursuant to the terms and conditions of the Guaranties executed by each US G&K Enterprise, such US G&K Enterprise shall guarantee to each Bank the due and prompt payment of all Obligations.

         Section 2.11 EXCULPATION OF CANADIAN G&K ENTERPRISES .
Notwithstanding anything in this Agreement to the contrary, no Canadian G&K Enterprise shall be liable for any US Obligations, whether arising under or evidenced by any Loan Documents, including the US Notes.

                                     ARTICLE III

                                  CANADIAN FACILITY

         Section 3.1 COMMITMENT AS TO CANADIAN REVOLVING FACILITY. Each
Canadian Bank, severally and for itself alone, agrees, on the terms and subject to the conditions herein set forth, to (a) make Canadian Revolving Advances to Work Wear and (b) to create and discount Acceptances on behalf of Work Wear from time to time during the period from the date hereof to and including the Revolving Commitment Termination Date in an aggregate amount at any time outstanding not to exceed such Canadian Bank's Percentage of the Canadian Revolving Advances or Acceptances from time to time requested by Work Wear; PROVIDED, HOWEVER, that (i) the Canadian Revolving Facility Outstanding Amount shall not at any time exceed the lesser of (A) the Canadian Revolving Commitment Amount or (B) the Canadian Dollar Equivalent of US$25,000,000, (ii) on the Closing Date the sum of the US Revolving Facility Outstanding Amount and the US Dollar Equivalent of the Canadian Revolving Facility Outstanding Amount shall not exceed US $85,000,000 and (iii) no Canadian Bank's Percentage of the Canadian Revolving Facility Outstanding Amount shall at any time exceed its Canadian Revolving Commitment. Within the above limits, Work Wear may obtain Canadian Revolving Advances and cause the Canadian Banks to create and discount Acceptances, repay Canadian Revolving Advances and Acceptances in accordance with the terms hereof and reborrow Canadian Revolving Advances and cause the Canadian Banks to create and discount new Acceptances in accordance with the applicable terms and conditions of this ARTICLE III.

         Section 3.2 PROCEDURES FOR BORROWING UNDER THE CANADIAN REVOLVING FACILITY. Work Wear may request Borrowings daily. Each Borrowing under the Canadian Revolving Facility shall be funded by the Canadian Banks as either Canadian Floating Rate Advances or the creation and discounting of Acceptances, as Work Wear shall specify in the related notice of Borrowing or notice of conversion pursuant to this SECTION 3.2 or SECTION 3.3. Canadian Floating Rate Advances and Acceptances may be outstanding at the same time. It is understood, however, that (a) in the case of a Borrowing which is to bear interest at the Canadian Floating Rate, the principal amount of the Borrowing shall be in an amount equal to or greater than C$500,000, and (b) in the case of the creation and discounting of Acceptances, the principal amount of the Borrowing shall be in an amount equal to C$1,500,000 or a higher integral multiple of C$500,000. Work Wear shall give notice to the Canadian Agent of each proposed Borrowing not later than 12:00 Noon, Toronto, Ontario time, at least one (1) Canadian Business Day prior to a Borrowing which will be funded as a Canadian Floating Rate Advance and at least three (3) Canadian Business Days prior to a Borrowing which will be funded through the discounting of Acceptances. Each such notice shall be effective upon receipt by the Canadian Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Canadian Agent (in the form of EXHIBIT G), shall specify whether the Borrowing is to bear interest initially at a Canadian Floating Rate or is to be funded as a discounting of Acceptances and, in the case of a Borrowing that is to be funded as a discounting of Acceptances, shall specify the date and amount of the Acceptances and the Canadian Interest Period to be applicable thereto. Promptly upon receipt of such notice (but in no event later than the end of the Canadian Business Day of receipt of such notice), the Canadian Agent shall advise each Canadian Bank of the proposed Borrowing. At or before 12:00 Noon, Toronto, Ontario time, on the requested Borrowing Date, each Canadian Bank shall provide the Canadian Agent at the principal office of the Canadian Agent in Toronto, Ontario (unless any such Bank and the Canadian Agent shall otherwise agree) with immediately available funds covering such Canadian Bank's Percentage of such Borrowing (constituting either proceeds of a Canadian Floating Rate Advance or the BA Purchase Price with respect to the discounting of Acceptances). Subject to satisfaction of the conditions precedent set forth in
ARTICLE V with respect to such Borrowing, the Canadian Agent shall pay over such funds to Work Wear prior to the close of business on the Borrowing Date.

         Section 3.3 CONVERTING CANADIAN FLOATING RATE FUNDINGS TO ACCEPTANCES; PROCEDURES. So long as no Default or Event of Default shall exist, Work Wear may convert all or any part of any outstanding Canadian Floating Rate Advances into Acceptances by giving notice to the Canadian Agent of such conversion not later than 12:00 Noon, Toronto, Ontario time, on a Canadian Business Day which is at least three (3) Canadian Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Canadian Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Canadian Agent (in the form of EXHIBIT H), shall specify the date and amount of such conversion, the total amount of Canadian Revolving Advances to be so converted and the Canadian Interest Period therefor. Promptly upon receipt of such notice, the Canadian Agent shall advise each Canadian Bank thereof. Each conversion of Canadian Floating Rate Advances to Acceptances shall be on a Canadian Business Day, and the aggregate amount of each such conversion shall be at least C$1,500,000 or a higher integral multiple of C$500,000.

         Section 3.4 PROCEDURES AT END OF A CANADIAN INTEREST PERIOD. Unless Work Wear requests creation and discounting of new Acceptances in accordance with the procedures set forth below, each Canadian Bank shall automatically and without request by Work Wear, make a Canadian Floating Rate Advance on the last day of the relevant Canadian Interest Period in an amount sufficient to pay in full all Acceptances maturing on such day. So long as no Default or Event of Default shall exist, Work Wear may cause the creation and discounting of new Acceptances at the end of the then applicable Canadian Interest Period by notifying the Canadian Agent not later than 12:00 Noon, Toronto, Ontario time, on a Canadian Business Day which is at least three (3) Canadian Business Days prior to the first day of the new Canadian Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by Work Wear if so requested by the Canadian Agent (in the form of EXHIBIT I), shall be effective when received by the Canadian Agent, and shall specify the first day of the applicable Canadian Interest Period, the amount of the new Acceptances to be created and the Canadian Interest Period therefor. Promptly upon receipt of such notice, the Canadian Agent shall advise each Canadian Bank thereof. Each new Canadian Interest Period shall begin on a Canadian Business Day and the aggregate amount of the new Acceptances being created shall be in an amount equal to C$1,500,000 or a higher integral multiple of C$500,000.

         Section 3.5 PRO RATA TREATMENT - CANADIAN BANKS. All Canadian
Revolving Advances, Acceptances, conversions and repayments shall be effected so that after giving effect thereto all Canadian Revolving Advances and Acceptances shall be pro rata among the Canadian Banks according to their respective Percentages.

         Section 3.6 BANKERS' ACCEPTANCES. Acceptances shall be created, purchased and repaid in accordance with the following:

         (a) WORK WEAR DRAFTS. To enable the Canadian Banks to create Acceptances in the manner specified in this SECTION 3.6, Work Wear shall supply the Canadian Banks with such number of Drafts as they may reasonably request, duly endorsed and executed on behalf of Work Wear by any one or more of its officers. Each Canadian Bank shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Bank, upon request of Work Wear, will promptly advise Work Wear of the number and designations, if any, of the uncompleted Drafts then held by it. The signatures of such officers may be mechanically reproduced in facsimile and Drafts and Acceptances bearing such facsimile signatures shall be binding upon Work Wear as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signatures appear on any draft as one of such officers may no longer hold office as of the date thereof or as of the date of acceptance of a Draft by a Canadian Bank or at any time hereafter, any Draft so signed shall be valid and binding on Work Wear.

         (b) FORM OF DRAFTS. Drafts tendered by Work Wear for acceptance by a Canadian Bank shall be in the form provided by such Canadian Bank to Work Wear and shall (i) be in the amount of C$100,000, C$500,000 or C$1,000,000, individually and shall total such Canadian Bank's Percentage of a Borrowing, (ii) be dated the date of the Borrowing, (iii) mature and be payable by Work Wear on the last day of the Canadian Interest Period designated by Work Wear with respect to such Drafts. Work Wear hereby renounces, and shall not claim, any days of grace for payment of any Acceptances.

         (c) PROCEDURES ON BORROWING DATE. Not later than 12:00 Noon, Toronto, Ontario time, on any Borrowing Date, each Canadian Bank shall (i) complete one or more Drafts dated the date of such Borrowing, in an aggregate amount designated by the Canadian Agent as being such Canadian Bank's proportion of a requested Borrowing, (ii) stamp such Drafts as accepted by such Canadian Bank and (iii) provide for the discounting of such Acceptances in accordance with this SECTION 3.6.

         (d) ACCEPTANCE FEE. On the proposed Borrowing Date, Work Wear shall pay to the Canadian Agent for the account of each Canadian Bank accepting a Draft or Drafts, a stamping fee computed at an annual rate on the basis of
    (i) the applicable Margin, (ii) the face amount of the Draft being accepted and (iii) the term thereof (the "Acceptance Fee"); provided, however, that if an Event of Default shall exist, (i) with respect to currently outstanding Acceptances, Work Wear shall pay to the Canadian Agent for the account of each Canadian Bank, an additional stamping fee for the unexpired term of such Acceptances computed at a rate of two percent (2%) per annum of the face amount of such Acceptances and (ii) with respect to new Acceptances created thereafter, the applicable Margin shall be increased by two percent (2%).

         (e) BA PURCHASE PRICE. On the Borrowing Date, each Canadian Bank shall deliver to the Canadian Agent the applicable BA Purchase Price for the Acceptances created in accordance with notices received from the Canadian Agent under SECTIONS 3.2, 3.3 or 3.4. Acceptances purchased by a Canadian Bank may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market, in such Canadian Bank's sole discretion.

         (f) MATURITY DATE FOR ACCEPTANCES. Work Wear shall pay to the Canadian Agent, and there shall become due and payable, at 12:00 Noon Toronto, Ontario time, on the maturity date of each Acceptance, an amount in Canadian Dollars in immediately available funds equal to the face amount of such Acceptance so maturing. Work Wear shall make each payment of a maturing Acceptance by deposit of the required funds to the Canadian Agent or by requesting the Canadian Agent to debit Work Wear's demand deposit account for the amount of such funds. If Work Wear fails to pay the face amount of any Acceptance when and as the same shall become due, or cause the creation and discounting of new Acceptances pursuant to SECTION 3.4, the unpaid amount thereof shall automatically be converted to Canadian Floating Rate Advances in accordance with SECTION 3.4, with the proceeds of such Canadian Revolving Advances being used to pay in full each maturing Acceptance.

         Section 3.7 SETTING AND NOTICE OF BA PURCHASE PRICE. The applicable BA Purchase Price for each Canadian Interest Period shall be determined by the Canadian Agent between the opening of business and 12:00 Noon, Toronto, Ontario time, on the first Canadian Business Day of such Canadian Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Canadian Agent to Work Wear and each Canadian Bank. Each such determination of the applicable BA Purchase Price shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Canadian Agent, upon written request of Work Wear or any Canadian Bank, shall deliver to Work Wear or such requesting Canadian Bank a statement showing the computations used by the Canadian Agent in determining the applicable BA Purchase Price hereunder.

         Section 3.8 CANADIAN REVOLVING ADVANCES AND DRAFTS DENOMINATED IN CANADIAN DOLLARS. All Canadian Revolving Advances shall be made to Work Wear and all Drafts shall be payable in Canadian Dollars and shall be repaid by Work Wear in Canadian Dollars. All interest accruing on outstanding Canadian Revolving Advances and all Acceptance Fees and other fees payable in connection with or determined in relation to the Canadian Revolving Facility shall be computed, and paid, in Canadian Dollars.

         Section 3.9 RESTRICTIONS ON CONVERSION FROM ACCEPTANCES TO CANADIAN REVOLVING ADVANCES. If at any time the annual interest rate which would be applicable to a Borrowing funded with Canadian Floating Rate Advances is less than the annual effective interest rate on Acceptances (determined by applying the applicable Discount and Acceptance Fees to a Borrowing funded by the creation of Acceptances) (herein the "Pricing Differential"), the Canadian Agent, in its discretion, by notice in writing to Work Wear, may require, and if the Pricing Differential equals or exceeds one percent (1%), the Canadian Agent shall require, that Work Wear cause all or a portion of maturing Acceptances to be replaced with new Acceptances created and discounted in accordance with
SECTION 3.4.

         Section 3.10 GUARANTY BY G&K ENTERPRISES. Pursuant to the terms and conditions of the Guaranties executed by each G&K Enterprise, such G&K Enterprise (other than Work Wear) shall guaranty to each Canadian Bank the due and prompt payment of all Canadian Obligations.

                                      ARTICLE IV

        NOTES; INTEREST RATES; LOAN PERIODS; COMPUTATION OF INTEREST AND FEES

         Section 4.1 NOTES; AMORTIZATION.

         (a) US REVOLVING FACILITY. G&K Inc.'s obligation to pay all US Revolving Advances made by a US Bank hereunder shall be evidenced by and repayable in accordance with a US Revolving Note issued by G&K Inc. to such US Bank. The aggregate unpaid principal amount of each US Revolving Note shall bear interest at the applicable US Floating Rate unless a Eurodollar Rate shall become applicable thereto pursuant to SECTIONS 2.3, 2.4 or 2.5, and shall be payable on the applicable Maturity Date with respect thereto or earlier in accordance with SECTION 9.2.

         (b) CANADIAN REVOLVING FACILITY. Work Wear's obligation to pay all Canadian Revolving Advances made by a Canadian Bank hereunder shall be evidenced by and repayable in accordance with a Canadian Revolving Note issued by Work Wear to such Canadian Bank. The aggregate unpaid principal amount of each Canadian Revolving Note shall bear interest at the applicable Canadian Floating Rate unless converted to an Acceptance pursuant to SECTIONS 3.2, 3.3 or 3.4, and shall be payable on the applicable Maturity Date with respect thereto or earlier in accordance with SECTION 9.2.

         (c) TERM FACILITY. G&K Inc.'s obligation to pay all Term Advances made by a US Bank hereunder shall be evidenced by and repayable with interest in accordance with a Term Note issued by G&K Inc. to such US Bank. The aggregate unpaid principal amount of each Term Note shall bear interest at the applicable US Floating Rate unless a Eurodollar Rate shall become applicable thereto pursuant to SECTIONS 2.3, 2.4 or 2.5.

         (d) REGULAR AMORTIZATION OF TERM FACILITY. The Term Facility shall be payable in quarterly installments, commencing on December 27, 1997, and continuing on each Payment Date thereafter until the Maturity Date, when all unpaid principal thereof shall be finally due and payable. Principal due with respect to the Term Facility on each such Payment Date is set forth below:

                   INSTALLMENT DUE DATES                AMOUNT OF INSTALLMENT

        December 27, 1997 through June 27, 1998               $3,333,333
        September 26, 1998 through June 26, 1999              $3,750,000
        September 25, 1999 through June 24, 2000              $8,750,000
        September 30, 2000 through June 30, 2001             $13,750,000
        September 29, 2001 through June 29, 2002             $15,000,000
        September 28, 2002 through June 28, 2003             $15,000,000
        September 27, 2003 through March 27, 2004            $16,250,000
                       June 30, 2004                    entire unpaid balance

         (e) ADDITIONAL AMORTIZATION OF TERM FACILITY. In addition to the installments payable on the Term Facility pursuant to SUBSECTION(d), G&K Inc. shall make the following additional payments, in each case to be applied pro rata against each installment described under SUBSECTION(d) as being scheduled for payment in the period September 25, 1999 through June 30, 2004, with such pro rata application being computed as a fraction, the numerator of which is the amount of such installment and the denominator is the aggregate amount of all such remaining unpaid installments (commencing not earlier than September 25, 1999) as of the date of determination:

              (i)    EXCESS CASH FLOW PAYMENTS. For the fiscal year ending
         June 27, 1998, an amount equal to seventy-five percent (75%) of the Excess Cash Flow. For each subsequent fiscal year, an amount equal to the product of the applicable percentage set forth below and the Excess Cash Flow of the G&K Group as determined from its audited financial statements for the immediately preceding fiscal year (herein the "Excess Cash Flow Payments"), due and payable on the Fiscal Quarter ending in September of each year:

                        PERCENTAGE OF
                     FINANCIAL CONDITION           EXCESS CASH FLOW

                      Level I Status                       0%
                      Level II Status                     50%
                      Level III Status                    50%
                      Level IV Status                     75%
                      Level V Status                      75%


              (ii) ASSETS HELD FOR SALE. An amount equal to the entire consideration payable to a G&K Enterprise in connection with the sale (or collection as to related assets not included in such sale) of any Assets Held for Sale, including any portion of such consideration which is deferred or payable over time, LESS all "Permitted Deductions," shall be due and payable on the first Payment Date occurring ten (10) days after closing of the sale of any such Assets Held for Sale; provided, that collection of accounts receivable relating to any Assets Held for Sale prior to closing of the sale of such Assets Held for Sale shall not constitute a portion of the consideration received by a G&K Enterprise for purposes of computing the required prepayment due under this SUBSECTION (e)(ii). "Permitted Deductions" as used in this SUBSECTION (e)(ii) shall mean (A) G&K Inc.'s good faith estimate of the amount due and payable to the Sellers under the Asset Purchase Agreement on account of any such sale, (B) reasonable out-of-pocket costs and expenses actually incurred by a G&K Enterprise in connection with the preparation or sale of such Assets Held for Sale including (without limitation) legal, accounting, environmental, appraisal, real estate brokerage, investment banking and finders fees, costs and expenses actually incurred on account of such preparation or sale of such Assets Held for Sale, (C) the amount of any Withdrawal Liability (as defined in SECTION 7.2 of the Asset Purchase Agreement) for which any G&K Enterprise becomes liable in respect of any such sale, not exceeding, however, $5,000,000 in the aggregate with respect to all Assets Held for Sale and (D) the amount of any lease liabilities and purchase money indebtedness incurred after the Closing Date with respect to new assets being conveyed with such Assets Held for Sale, trade accounts payable and other similar liabilities which have the effect of reducing the amount of the purchase price received upon sale of such Assets Held for Sale.

              (iii) ASSETS SOLD IN THE ORDINARY COURSE. An amount equal to that portion of the net proceeds received by any G&K Enterprise from sales of assets (other than sales of inventory in the ordinary course of business and Assets Held for Sale) which in any fiscal year exceeds $10,000,000, due and payable on the first Payment Date after receipt of more than $10,000,000 in any fiscal year; excluding, however, intercompany sales of assets by and among the Canadian G&K Enterprises, as to assets originally held by a Canadian G&K

         Enterprise, and sales of assets by and among the US G&K Enterprises, as to assets originally held by a US G&K Enterprise.

              (iv) PROCEEDS OF ADDITIONAL DEBT. An amount equal to 100% of the proceeds of additional Debt incurred by a G&K Enterprise, due and payable on the first Payment Date after receipt; PROVIDED, HOWEVER, that if (A) any such Debt (other than subordinated debt) is permitted pursuant to SECTION 8.2 or (B) the G&K Group shall have achieved Level III Status, Level II Status or Level I Status for the two preceding Fiscal Quarters, then no proceeds of any such additional Debt (other than subordinated debt) need be applied to payment of the Term Facility.

         Section 4.2 INTEREST ON NOTES; DEFAULT RATE. The Borrowers shall pay interest on the unpaid principal amount of each Funding for the period commencing on the date of this Agreement until the unpaid principal amount of each Funding is paid in full, in accordance with the following:

         (a) US FLOATING RATE FUNDINGS. Subject to SUBSECTION(d) below, while any outstanding principal of a US Note constitutes a US Floating Rate Funding, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the US Floating Rate.

         (b) CANADIAN FLOATING RATE FUNDINGS. Subject to SUBSECTION(d) below, while any outstanding principal of a Canadian Note constitutes a Canadian Floating Rate Funding, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Canadian Floating Rate.

         (c) EURODOLLAR FUNDINGS. Subject to SUBSECTION(d) below, while any outstanding principal of a US Note constitutes a Eurodollar Funding, the outstanding principal balance thereof shall bear interest for the applicable US Interest Period at an annual rate equal to the Eurodollar Rate established with respect to such Eurodollar Funding in accordance with SECTIONS 2.3, 2.4 or 2.5.

         (d) DEFAULT RATE. From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied or waived in writing by the Required Banks, the outstanding principal balance of each Funding shall bear interest, until paid in full, at a rate equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal and (ii) two percent (2.0%) (the "Default Rate").

         (e) PAYMENT OF INTEREST. Interest accrued on all US Revolving Advances shall be payable by G&K Inc. in US Dollars, in immediately available funds, to the US Agent for the pro rata account of all US Banks, based on their respective Percentages. Interest accrued on all Canadian Revolving Advances shall be payable by Work Wear in Canadian Dollars, in immediately available funds, to the Canadian Agent for the pro rata account of all Canadian Banks, based on their respective Percentages.

         Section 4.3 ADJUSTMENT OF MARGINS. Reductions and increases in the Margins shall be made in accordance with the following:

         (a) until the one hundred and eightieth (180th) day after the Closing Date, all Margins shall be determined as if Level V Status were in effect (regardless of actual financial performance);

         (b) the immediately preceding four (4) Fiscal Quarters shall be used in determining the Leverage Ratio to establish the Margin hereunder, except that prior to the first anniversary of the Closing Date, (i) financial results shall be annualized based upon only those Fiscal Quarters which occurred after the Closing Date and (ii) the first Fiscal Quarter ending after the Closing Date shall be deemed to be that period of time commencing on June 28, 1997 and ending on September 27, 1997;

         (c)  adjustments will be made quarterly effective as of the fifth
    (5th) US Business Day following receipt of the financial statements of the G&K Group and quarterly certificates delivered under SECTION 7.1(b); provided, however, that any adjustment to be made during the Fiscal Quarter in which the 180-day period described in SUBSECTION(a) ends shall become effective on the later to occur of (i) the fifth (5th) U.S. Business day following receipt of the financial statements of the G&K Group as described above or (ii) the first day immediately following the expiration of such 180-day period;

         (d) if G&K Inc. fails to deliver any financial statements or certificates when required under SECTION 7.1(b), the applicable Margin shall be determined as if a Level V Status were in effect and such Level V Status shall remain in effect until such time as the required financial statements and certificates are received showing a different status to exist subject however to SUBSECTION(c) above; and

         (e) no reduction in the Margins will be made so long as there continues to exist a Default or an Event of Default.

         Section 4.4 CANADIAN INTEREST ACT. Work Wear and the Canadian Banks agree that for purposes of the Interest Act (Canada) (a) the principle of "deemed reinvestment of interest" shall not apply to any calculation of interest under this Agreement and (b) the rates of interest applicable to outstanding Canadian Floating Rate Advances or otherwise specified in this Agreement are intended to be nominal rates and not effective rates or yields.

         Section 4.5 OBLIGATION TO REPAY ADVANCES; REPRESENTATIONS. Each Borrower shall be obligated to repay all Advances and Acceptances notwithstanding the failure of an Agent to receive any written request therefor or written confirmation thereof and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Borrowing under SECTION 2.3 or SECTION 3.2 or the issuance of a Letter of Credit under SECTION 2.7, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by the Borrowers that
(a) the amount of the requested Borrowing (or the face amount of the Letter of Credit), when added to the applicable Revolving Facility Outstanding Amount would not exceed the applicable Revolving Commitment Amount and (b) the statements set forth in SECTION 5.2 are correct as of the time of the request.

         Section 4.6 RECORDKEEPING. Each Bank shall record in its records or, at its option, on schedules retained with its Notes, the date and amount of each Advance made by such Bank, and each repayment thereof. The Letter of Credit Bank shall record in its records all pertinent information concerning each Letter of Credit. Each Canadian Bank shall record in its records all pertinent information concerning each Acceptance. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Advances, the Acceptance Amount or the Letter of Credit Amount, together with all interest accrued thereon.

         Section 4.7 INTEREST DUE DATES.

         (a) US INTEREST DUE DATES. Accrued interest on each Eurodollar Funding shall be due and payable on the last day of the US Interest Period relating to such Eurodollar Funding; PROVIDED, HOWEVER, that if any US Interest Period is longer than three (3) months, interest shall be due and payable monthly in arrears on the last day of the third month occurring after commencement of such US Interest Period, on the last day of each three month period thereafter (if any) and on the last day of such US Interest Period. Accrued interest on each US Floating Rate Funding shall be due and payable in arrears on the each Payment Date and at maturity.

         (b) CANADIAN INTEREST DUE DATES. Accrued interest on each Canadian Floating Rate Advance shall be due and payable in arrears on each Payment Date and at maturity.

         Section 4.8 COMPUTATION OF INTEREST AND FEES. Interest accruing on the US Notes and on the unreimbursed portion of any Letter of Credit Amount, all Letter of Credit Fees and all other fees described in SECTION 4.9 shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days. Interest on all Canadian Revolving Advances and all Acceptance Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

         Section 4.9 FEES. The Borrowers shall pay fees to the Agents and the Banks, commencing on the date hereof and continuing until all Obligations are paid in full, in accordance with the following:

         (a)  COMMITMENT FEES.

              (i) G&K Inc. shall pay to the US Agent for the pro rata account of the US Banks a commitment fee (the "US Commitment Fee") equal to the applicable Margin in effect from time to time on the daily average amount by which the US Revolving Commitment Amount exceeds the US Revolving Facility Outstanding Amount, from the Closing Date to and including the Revolving Commitment Termination Date, payable quarterly in arrears on each Payment Date. Any such US Commitment Fee remaining unpaid on the Revolving Commitment Termination Date shall be due and payable on such date. The US Commitment Fee shall be shared by the US Banks on the basis of their respective Percentages of the US Revolving Facility.

              (ii) Work Wear shall pay to the Canadian Agent for the pro rata account of the Canadian Banks a commitment fee (the "Canadian Commitment Fee") equal to the applicable Margin in effect from time to time on the daily average amount by which the Canadian Revolving Commitment Amount exceeds the Canadian Revolving Facility Outstanding Amount, from the Closing Date to and including the Revolving Commitment Termination Date, payable quarterly in arrears each Payment Date. Any such Canadian Commitment Fee remaining unpaid on the Revolving Commitment Termination Date shall be due and payable on such date. The Canadian Commitment Fee shall be shared by the Canadian Banks on the basis of their respective Percentages of the Canadian Revolving Facility.

         (b) ADMINISTRATIVE FEES. G&K Inc. shall pay to the US Agent and Work Wear shall pay to the Canadian Agent the administrative fees described in the commitment letter dated as of May 14, 1997.

         (c) PAYMENT OF FEES. Fees accrued on account of the US Facilities shall be payable by G&K Inc. in US Dollars, in immediately available funds, to the US Agent for itself and for the account of those US Banks entitled thereto. Fees accrued on account of the Canadian Revolving Facility shall be payable by Work Wear in Canadian Dollars, in immediately available funds, to the Canadian Agent for itself and for the account of the Canadian Banks entitled thereto.

         Section 4.10 USE OF PROCEEDS.

         (a) TERM FACILITY. G&K Inc. shall use the proceeds of the Term Facility (i) to fund the purchase of those assets from the Sellers as specified in the Asset Purchase Agreement (the "Purchased Assets"), (ii) to fund closing costs and (iii) to refinance existing Borrower indebtedness.

         (b) REVOLVING FACILITIES. The Borrowers shall use the proceeds of the initial Borrowings under the Revolving Facilities (i) to fund the purchase of the Purchased

    Assets, (ii) to fund closing costs, (iii) to refinance existing indebtedness of the Borrowers and (iv) for working capital purposes. The proceeds of each subsequent Borrowing shall be used by the Borrowers for their working capital purposes.

         Section 4.11 VOLUNTARY REDUCTION OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

         (a)  REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS.

              (i)    Each Borrower, from time to time upon not less than three
         (3) Business Days' prior written notice to the appropriate Agent, may permanently reduce its applicable Revolving Commitment Amount; PROVIDED, HOWEVER, that no such reduction shall reduce its Revolving Commitment Amount to an amount less than the corresponding Revolving Facility Outstanding Amount. Any such voluntary reduction shall be pro rata as to such Revolving Commitments according to a Bank's Percentage of the applicable Revolving Facility and shall be in an amount equal to $5,000,000 or C$1,000,000, as the case may be, or a higher integral multiple of $1,000,000 or C$500,000, as the case may be.

              (ii) Each Borrower at any time prior to the Revolving Commitment Termination Date may terminate its applicable Commitment by
         (A) providing to the appropriate Agent not less than three (3) Business Days' prior written notice of its intention to so terminate the such Revolving Commitment and (B) satisfying all related Revolving Notes, Acceptances and all other monetary Obligations and returning, or making a cash deposit with respect to, all outstanding Letters of Credit.

         (b) PREPAYMENTS. Each Borrower from time to time, but not more frequently than once per week, with respect to the US Facilities, and daily, with respect to the Canadian Facilities, except as permitted by the appropriate Agent, may voluntarily prepay any Note or Acceptance in whole or in part. In the event of either mandatory prepayment or voluntary prepayment hereunder:

              (i) any prepayment of a Facility shall be applied against outstanding Fundings of each Bank under that Facility pro rata according to each Bank's Percentage of that Facility;

              (ii) each prepayment of the US Notes shall be made to the US Agent not later than 12:00 Noon, Minneapolis, Minnesota time, on a US Business Day, and funds received after that hour shall be deemed to have been received by the US Agent on the next following US Business Day;

              (iii) each prepayment of the Canadian Notes shall be made to the Canadian Agent not later than 12:00 Noon, Toronto, Ontario time, on a Canadian Business Day, and funds received after that hour shall be deemed to have been received by the Canadian Agent on the next following Canadian Business Day;

              (iv) each partial prepayment of Fundings which, at the time of such prepayment, bear interest at a Eurodollar Rate (A) shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with SECTION 4.15 and (B) shall be in an aggregate amount equal to the applicable minimum Funding amount specified in
         SECTION 2.5 for the applicable Facility and, after application of any such prepayment, shall not result in a Eurodollar Funding remaining outstanding in an amount less than such minimum Funding amount;

              (v) each partial prepayment of Fundings with respect to a US Facility which, at the time of such prepayment, bear interest at a US Floating Rate, shall be in an aggregate amount equal to $5,000,000 or a higher integral multiple of $1,000,000, unless (in either case) the aggregate outstanding balance of all US Notes under the US Facility being prepaid is less than such minimum Funding amount, in which event any such prepayment may be in such lesser amount;

              (vi) each partial prepayment of Acceptances (A) shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with SECTION 4.15 and (B) shall be in an aggregate amount equal to the applicable minimum amount specified in SECTION 3.4 and, after application of any such prepayment, shall not result in an Acceptance remaining outstanding in an amount less than such minimum amount;

              (vii) each partial prepayment of Fundings with respect to the Canadian Revolving Facility which, at the time of such prepayment, bear interest at a Canadian Floating Rate, shall be in an aggregate amount equal to C$100,000 or a higher integral multiple of C$100,000 unless (in either case) the aggregate outstanding balance of all Canadian Revolving Notes under the Canadian Revolving Facility is less than such minimum Funding amount, in which event any such prepayment may be in such lesser amount;

              (viii) unless notified by G&K Inc. in writing to the contrary, the US Agent shall apply all partial prepayments received on account of the US Facilities to outstanding US Revolving Advances and, if no US Revolving Advances are then outstanding, to outstanding Term Advances; and

              (ix) except as otherwise provided in SECTION 4.1, each partial prepayment of the Term Facility shall be applied to principal installments becoming due under the Term Facility in accordance with
         SECTION 4.1(e).

         Section 4.12 PAYMENTS.

         (a)  MAKING OF PAYMENTS.

              (i) All payments of principal and interest due with respect to a Facility shall be made to that Facility's Agent for the account of that Facility's Banks pro rata according to their Percentages; PROVIDED, that any such payments so received by an Agent while an Event of Default shall exist shall be allocated to the Banks in accordance with SECTION 10.2.

              (ii)   All payments of Commitment Fees pursuant to
         SECTION 4.9 (a) shall be made to the appropriate Agent for the account of that Facility's Banks pro rata according to their Percentages of that Facility. All payments of administrative fees pursuant to
         SECTION 4.9(b) shall be made to the appropriate Agent for the exclusive account of that Agent.

              (iii) All such payments shall be made to the appropriate Agent at its office, not later than 12:00 Noon, Minneapolis, Minnesota time or Toronto Ontario time, as the case may be, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received on the next following Business Day.

              (iv) Each Borrower hereby authorizes the Agents to charge such Borrower's demand deposit account(s) maintained with an Agent for the amount of any such payment on its due date, but an Agent's failure to so charge such account shall in no way affect the obligation of that Borrower to make any such payment.

              (v) Each Agent shall remit to each Bank in immediately available funds on the same Business Day as received by the Agent its share of all such payments received by the Agent for the account of such Bank. If an Agent fails to remit any payment to any Bank when required hereby, that Agent shall pay interest on demand to that Bank for each day during the period commencing on the date such remittance was due until the date such remittance is made at an annual rate equal to the Federal Funds Rate or the Canadian Bank Rate, as the case may be, for such day.

              (vi) All payments under SECTIONS 4.13, 4.14 or 4.15 shall be made by the Borrowers directly to the Bank entitled thereto.

         (b) EFFECT OF PAYMENTS. Each payment by a Borrower to an Agent for the account of any Bank pursuant to SECTION 4.12(a) shall be deemed to constitute payment by that Borrower directly to such Bank, PROVIDED, HOWEVER, that if any such payment by that Borrower to that Agent is required to be returned to that Borrower for any reason whatsoever, then that Borrower's obligation to such Bank with respect to such payment shall be deemed to be automatically reinstated.

         (c) DISTRIBUTIONS BY AGENT. Unless an Agent shall have been notified by a Bank or a Borrower prior to the date on which such Bank or such Borrower is scheduled to make payment to such Agent of (in the case of a Bank) the proceeds of an Advance or an Acceptance to be made by it hereunder or (in the case of a Borrower) a payment to such Agent for the account of one or more of the Banks hereunder (such payment by a Bank or a Borrower (as the case may be) being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or such Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate (i) equal to the Federal Funds Rate or Canadian Bank Rate (as the case may be) for such day, in the case of a Required Payment owing by a Bank, or (ii) equal to the applicable rate of interest as provided in this Agreement, in the case of a Required Payment owing by a Borrower.

         (d) SETOFF. Each Borrower agrees that each Bank, subject to such Bank's sharing obligations set forth in SECTION 10.6, shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that if at any time any amount is due and owing by a Borrower under this Agreement to any Bank at a time when an Event of Default shall exist, any Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrowers then or thereafter in the possession of such Bank (excluding, however, any trust or escrow accounts held by a Borrower for the benefit of any third party) to the payment thereof.

         (e) DUE DATE NOT ON BUSINESS DAY. If any payment of principal of or interest on any Floating Rate Funding or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately preceding Business Day.

         (f) APPLICATION OF PAYMENTS. Except as otherwise provided herein, so long as no Default or Event of Default shall exist, each payment received from a Borrower shall be applied to such Facility or other Obligations as that Borrower shall specify by notice to be received by the appropriate Agent on or before the date of such payment, or in the absence of such notice, as such Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its appropriate share of any such payment (based upon such Bank's Percentage of the Facility to which such payment relates), such Agent shall advise such Bank as to the application of such payment. Except as otherwise provided herein, while any Default or Event of Default shall exist, each Bank shall have the right to apply all payments received by it from a Borrower as such Bank may determine in its discretion.

         Section 4.13 TAXES. Subject to SECTION 4.16 hereof, all payments made by a Borrower to an Agent or a Bank (herein a "Payee") under or in connection with this Agreement, the Notes or the Acceptances shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of a Payee by the government or other authority of the country, state, province or political subdivision in which such Payee is incorporated or in which the office through which such Payee is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. "Taxes" shall not include, however, any foreign withholding taxes or similar deductions imposed solely as a result of a Bank's election to make a Funding through a foreign office of such Bank. If a Borrower is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) it will:

         (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

         (b) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Payee would have received had no such deductions or withholdings been made; and

         (c) promptly forward to the Agent (for delivery to the appropriate Payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

The amount that a Borrower shall be required to pay to a Payee pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which such Payee receives as the result of such Borrower's payment to the relevant authorities as reasonably determined by such Payee; PROVIDED, HOWEVER, that if such Payee shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, such Borrower shall promptly remit to such Payee the amount certified by such Payee to be the amount necessary to restore such Payee to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by a Borrower pursuant to the foregoing are directly asserted against a Payee, such Payee may pay such taxes and such Borrower promptly shall reimburse such Payee to the full extent otherwise required under this SECTION 4.13. The obligations of the Borrowers under this
SECTION 4.13 shall survive any termination of this Agreement.

         Section 4.14 INCREASED COSTS; CAPITAL ADEQUACY; FUNDING EXCEPTIONS.

         (a) INCREASED COSTS ON EURODOLLAR ADVANCES. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a US Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

              (i) subject a US Bank to or cause the withdrawal or termination of any exemption previously granted to a US Bank with respect to, any tax, duty or other charge with respect to its Eurodollar Fundings or its obligation to make Eurodollar Fundings, or shall change the basis of taxation of payments to a US Bank of the principal of or interest under this Agreement in respect of its Eurodollar Fundings or its obligation to make Eurodollar Fundings (except for changes in the rate of tax on the overall net income of a US Bank imposed by the jurisdictions in which a US Bank's principal executive office is located); or

              (ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to SECTION 4.2), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a US Bank; or

              (iii) impose on a US Bank any other condition affecting its making, maintaining or funding of its Eurodollar Fundings or its obligation to make Eurodollar Fundings;

    and the result of any of the foregoing is to increase the cost to an affected US Bank of making or maintaining any Eurodollar Funding, or to reduce the amount of any sum received or receivable by such US Bank under this Agreement or under its Notes with respect to a Eurodollar Funding, then the affected US Bank will notify G&K Inc. and the US Agent of such increased cost and within fifteen (15) days after demand by such US Bank (which demand shall be accompanied by a statement setting forth the basis of such demand) G&K Inc. shall pay to such US Bank such additional amount or amounts as will compensate such US Bank for such increased cost or such reduction; provided, however, that no such increased cost or such reduction shall be payable by G&K Inc. for any period longer than ninety (90) days prior to the date on which notice thereof is delivered to G&K Inc. Each US Bank will promptly notify G&K Inc. of any event of which it has knowledge, occurring after the date hereof, which will entitle such US Bank to compensation pursuant to this SECTION 4.14. If G&K Inc. receives notice from a US Bank of any event which will entitle such US Bank to compensation pursuant to this SECTION 4.14, G&K Inc. may prepay any then outstanding Eurodollar Fundings or notify the affected US Bank that any pending request for a Eurodollar Funding shall be deemed to be a request for a Floating Rate Funding, in each case subject to the provisions of SECTION 4.15.

         (b) CAPITAL ADEQUACY. If a Bank determines at any time that such Bank's Return has been reduced as a result of any Capital Adequacy Rule Change, such Bank may require the appropriate Borrower to pay to such Bank the amount necessary to restore such Bank's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this
    SECTION 4.14(b), the following definitions shall apply:

              (i) "Return", for any calendar quarter or shorter period, means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period by (B) the average capital such Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for a Bank for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

              (ii) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to a Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

              (iii) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that a Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of such Bank's financial condition.

    The initial notice sent by a Bank shall be sent as promptly as practicable after such Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Bank's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in such Bank's Return and such Bank's calculation of the amount of such reduction. Thereafter, a Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore such Bank's Return for that quarter. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

         (c) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

              (i) the US Agent determines that, or the Required US Banks determine and advise the US Agent that, deposits in US dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such US Interest Period; or

              (ii) the US Agent otherwise determines, or the Required US Banks determine and advise the US Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

              (iii) the Canadian Agent determines, or the Required Canadian Banks determine and advise the Canadian Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the market for bankers' acceptances denominated in Canadian Dollars there is no market in Canada for such bankers' acceptances or that the demand therefor is insufficient to justify the Canadian Banks continuing to create and sell (or purchase) bankers' acceptances in such market; or

              (iv) the Required US Banks or the Required Canadian Banks, as the case may be, advise the appropriate Agent that the Eurodollar Rate (Reserve Adjusted), the BA Purchase Price or the Acceptance Fee, as determined by such Agent, will not adequately and fairly reflect the cost to such Banks of funding or maintaining (as the case may be) any Funding or Borrowing for such Interest Period, or that the funding or making (as the case may be) of Eurodollar Advances or Acceptances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Eurodollar Advances or Acceptances;

    THEN the appropriate Agent shall promptly notify the affected parties and
    (A) in the event of any occurrence described in the foregoing clauses (i) and (ii), G&K Inc. shall enter into good faith negotiations with each affected Bank in order to determine an alternate method to determine the Eurodollar Rate for such Bank, and during the pendency of such negotiations with any Bank, such Bank shall be under no obligation to make any new Eurodollar Fundings and (B) in the event of any occurrence described in the foregoing clauses (iii) or (iv), for so long as such circumstances shall continue, no Bank shall be under any obligation to make any new Eurodollar Fundings or create any Acceptances.

         (d) ILLEGALITY. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the affected Bank, shall raise a substantial question as to whether it is unlawful for such Bank to make, create, maintain or fund Eurodollar Fundings or Acceptances, then (i) the affected Bank shall promptly notify the affected Borrower and the appropriate Agent, (ii) the obligation of the affected Bank to make, maintain or convert into Eurodollar Fundings or Acceptances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by a Borrower pursuant to SECTIONS 2.3, 2.4 or 2.5 or 3.2, 3.3 or 3.4 requesting the affected Bank to make, continue making or convert into Eurodollar Fundings or Acceptances shall be construed as a request to make or to continue making Floating Rate Fundings.

         Section 4.15 FUNDING LOSSES. Each Borrower hereby agrees that upon demand by a Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) such Borrower will indemnify such Bank against any loss or expense which such Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Fundings or Acceptances) or which such Bank may be deemed to have sustained or incurred, as reasonably determined by such Bank, (i) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with any Eurodollar Fundings or Acceptances, (ii) due to any failure of a Borrower to borrow or convert any Eurodollar Fundings or Acceptances on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment of any Eurodollar Funding or Acceptance on a date other than the last day of the applicable Interest Period for such Eurodollar Funding or Acceptance. For this purpose, all notices under SECTIONS 2.3, 2.4 and 2.5 shall be deemed to be irrevocable.

         Section 4.16 RIGHT OF BANKS TO FUND THROUGH OTHER OFFICES. Each Bank, if it so elects, may fulfill its agreements hereunder with respect to any Funding or the creation and discounting of any Acceptance by causing a foreign branch or affiliate of such Bank to make such Funding or create and discount any Acceptance; PROVIDED, that the obligation of a Borrower to repay such Funding or Acceptance shall nevertheless be to such Bank, and such Funding or Acceptance shall be deemed held by such Bank for the account of such branch or affiliate. If either Borrower is required to pay additional amounts to or for the account of any Bank as a result of an election by such Bank pursuant to this
SECTION 4.16 to fund through an office which is not located in the United States, with respect to US Banks, or which is not located in Canada, with respect to Canadian Banks, then (i) such Bank will change the jurisdiction of such funding office if, in the reasonable judgment of such Bank, such change (x) will eliminate or reduce any such additional payment which may hereafter accrue and (y) it is not otherwise disadvantageous to such Bank or (ii) if such Bank does not change the jurisdiction of its funding office established pursuant to this SECTION 4.16, the Borrower shall have the right to require that such Bank assign its Commitments and Notes to a substitute Bank pursuant to the terms and conditions, and subject to the approvals required, in
SECTION 10.2.

         Section 4.17 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain all or any part of its Eurodollar Fundings in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, SECTION 4.15 hereof) all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Funding during each US Interest Period for such Eurodollar Funding through the purchase of deposits having a maturity corresponding to such US Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such US Interest Period.

         Section 4.18 AVERAGING AND ATTRIBUTION; SURVIVAL OF PROVISIONS. Each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to such SECTIONS 4.13, 4.14 or 4.15 and the provisions of SECTIONS 4.13, 4.14 and 4.15 shall survive termination of this Agreement.

         Section 4.19 RELEASE OF COLLATERAL. The Banks hereby agree to release Collateral, and the Agents are hereby authorized and directed to execute and deliver to the Borrowers and Guarantors such UCC and PPSA termination statements and other instruments of termination, satisfaction and release as the Borrowers may request, at the sole cost and expense of the Borrowers, as may be appropriate in accordance with the following:

         (a) Upon the later of (i) the date of delivery of the annual audit report of the G&K Group for the fiscal year ended June 27, 1998 or (ii) the date on which the G&K Group shall have achieved Level III Status for two consecutive Fiscal Quarters, the Agents shall release any and all Collateral and all Obligations shall thereafter constitute unsecured Obligations; subject, however, to confirmation by the Agents that, upon release of such Collateral (i) no Default or Event of Default will then exist and (ii) no liens (except Permitted Liens) will remain outstanding against any Collateral.

         (b) Upon request of a Borrower, and provided that no Default or Event of Default shall then exist hereunder, the appropriate Agent shall release a specified item of Collateral upon receiving from G & K, Inc. a written certification that (i) such item of Collateral constitutes an Asset Held for Sale and has been sold by a G&K Enterprise and that the proceeds thereof will be paid to the US Agent for application to outstanding Obligations in accordance with SECTION 4.1(e)(ii) or (ii) such item of

    Collateral has been sold by a G&K Enterprise in accordance with the restrictions set forth in SECTION 8.6 and that, when added to the book value of all other assets sold by any G&K Enterprise during that fiscal year, the aggregate book value of all such sales does not exceed $15,000,000 as provided therein.

         Section 4.20 LIMITATION ON AVAILABILITY OF FIXED RATE FUNDINGS. Notwithstanding anything in ARTICLES II or III to the contrary, neither Eurodollar Fundings nor Acceptances will be available to either Borrower until the earlier to occur of (i) thirty (30) US Business Days after the Closing Date or (ii) the date on which the Borrowers receive written notice from the Agents advising that the restriction set forth in this SECTION 4.20 is terminated.

                                      ARTICLE V

                                CONDITIONS OF LENDING

         Section 5.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCES. The obligation of the Banks to fund the initial Advances or issue any Letter of Credit is subject to the condition precedent that the US Agent shall have received the following, each in form and substance satisfactory to the Required
Banks:

         (a)  The Notes, properly executed on behalf of the Borrowers.

         (b) Drafts, in blank, in sufficient numbers as may be required by the Canadian Banks, properly executed on behalf of Work Wear.

         (c) The Guaranties, properly executed on behalf of the appropriate Guarantors.

         (d) The Security Documents, properly executed on behalf of the appropriate G&K Enterprise.

         (e) The Collateral Pledge Agreements, duly executed by G&K Inc., G&K Co. and Work Wear, together with the original certificates evidencing the stock covered thereby and blank assignments of that stock duly executed by G&K Inc., G&K Co. and Work Wear.

         (f) Current searches of appropriate filing offices (including, without limitation, patent and trademark offices, secretaries of state and county recorders) showing (i) that no state or federal tax liens have been filed and remain in effect against any Borrower, any Guarantor or any of the Purchased Assets, (ii) that no financing statements or other notifications or filings have been filed and remain in effect against any Borrower, any Guarantor or any of the Purchased Assets, other than those constituting Permitted Liens or for which the US Agent has received an appropriate release, termination or satisfaction, and (iii) that the Agents have duly filed all financing statements necessary to perfect the security interests granted to the Agents and the Banks, to the extent such security interests are capable of being perfected by filing.

         (g) A certified copy of the resolutions of the board of directors of the Borrowers and Guarantors evidencing approval of all Loan Documents and the other matters contemplated hereby.

         (h) Copies of the Articles of Incorporation and Bylaws of the Borrowers and Guarantors, certified by the Secretary or Assistant Secretary of the Borrowers and Guarantors as being true and correct copies thereof.

         (i) Certificates of good standing of the Borrowers and Guarantors, dated not more than sixty (60) days prior to the date hereof, and evidence satisfactory to the US Agent that each of the Borrowers and Guarantors is qualified to conduct its business in each state where it presently conducts such business if failure to obtain any such qualification or licensing would have a Material Adverse Effect.

         (j) A signed copy of a certificate of the Secretary or an Assistant Secretary of the Borrowers and Guarantors which shall certify the names of the officers of the Borrowers and Guarantors authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to this Agreement, including requests for Advances, Eurodollar Fundings and Acceptances, together with the true signatures of such officers. The Agents and each Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrowers or Guarantors, as the case may be, canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         (k) Certificates of the insurance required under the Security Agreements, naming the appropriate Agent, as collateral agent for all appropriate Banks, as lender's loss payee thereunder, together with an acceptable lender's loss payable endorsement.

         (l) Collateral examination reports for such Collateral as may be required by the Agents.

         (m) Audited financial statements for the period ended June 29, 1996, together with (i) forecasted financial statements for the G&K Group giving effect to acquisition of the Purchased Assets in the form attached hereto as SCHEDULE 6.5 and (ii) such information as the Agents may reasonably request to confirm the tax, legal and business assumptions relied upon in such pro forma financial statements.

         (n) A signed copy of an opinion of counsel for each of the Borrowers and Guarantors, addressed to the Banks.

         (o) Copies of the Asset Purchase Documents, properly executed on behalf of the parties thereto, certified by the Secretary or Assistant Secretary of G&K Inc. as being true and correct copies thereof.

         (p) A certificate of G&K Inc.'s chief financial officer setting forth the calculation of the purchase price for the Purchased Assets showing all pre-closing and post-closing adjustments (as estimated by G&K Inc. on the Closing Date), and stating that such fully adjusted purchase price shall not exceed $300,000,000, together with such supporting evidence as the Agents may reasonably require.

         (q) Evidence that simultaneously with the initial Advance, all conditions precedent to effectiveness of the Asset Purchase Documents shall have been satisfied or waived and that the Asset Purchase shall have been consummated substantially in accordance with the Asset Purchase Agreement.

         (r) A financial analysis of the Purchased Assets and such other audits completed by Arthur Andersen and all other due diligence items with respect thereto that the Agents have reasonably requested.

         (s) A copy of a fairness opinion from G&K Inc.'s investment banker addressed to G&K Inc.'s board of directors as to the terms of the purchase of the Purchased Assets.

         (t) Environmental audits and other information regarding the condition of real estate owned and to be owned by any G&K Enterprise, whether constituting Purchased Assets or otherwise, together with copies of all real estate appraisals obtained by any G&K Enterprise as to any such real estate and, if requested by the Required Banks, appropriate estimates of any remediation exposure, clean up costs or other potential liability known by any officer of a G&K Enterprise for the past or present violation of any Environmental Law.

         (u) Evidence satisfactory to the Agents of the satisfaction and payment in full of all outstanding credit facilities of any G&K Enterprise.

         (v) Evidence of satisfactory compliance with all requirements of the Hart Scott Rodino Act.

         (w) Payment of all fees and expenses then due and payable pursuant to the commitment letter dated as of May 14, 1997 or otherwise pursuant to SECTIONS 4.9 and 11.4.

         (x)  Such other documents as any Bank may reasonably request.

         Section 5.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Banks to fund any Borrowing or issue a Letter of Credit shall be subject to the further conditions precedent that on such date:

         (a) the representations and warranties contained in ARTICLE VI hereof are correct in all material respects on and as of the date of such Borrowing or Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) no event has occurred and is continuing, or would result from such Borrowing or Letter of Credit, which constitutes a Default or an Event of Default.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Banks as follows:

         Section 6.1 CORPORATE EXISTENCE AND POWER; NAMES; CHIEF EXECUTIVE OFFICES. Each G&K Enterprise is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a Material Adverse Effect on that G&K Enterprise. Each G&K Enterprise has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Within the last twelve (12) months, the G&K Group has done business solely under the names set forth in SCHEDULE 6.1 hereto. The chief executive offices and principal places of business of each G&K Enterprise are located at the addresses set forth in SCHEDULE 6.1, and all material records relating to each G&K Enterprise's business are kept at that location.

         Section 6.2 AUTHORIZATION FOR BORROWINGS AND LETTERS OF CREDIT; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrowers and Guarantors of the Loan Documents, and the Letters of Credit and Borrowings from time to time obtained hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval which has not been obtained prior to the date hereof, (ii) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any G&K Enterprise or of the Articles of Incorporation or Bylaws of any G&K Enterprise, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any G&K Enterprise is a party or by which it or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by any G&K Enterprise (other than as required hereunder in favor of the Agents).

         Section 6.3 LEGAL AGREEMENTS. Each of the Loan Documents constitutes the legal, valid and binding obligations and agreements of the applicable Borrower or Guarantor, enforceable against them in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

         Section 6.4 SUBSIDIARIES. Each member of the G&K Group and all Subsidiaries thereof are set forth and described in the organizational chart attached hereto as SCHEDULE 6.4, as amended from time to time as any new
Subsidiaries are created.   As to each entity shown in such organizational chart
which does not constitute a Borrower or a Guarantor hereunder, the book value of all assets of such entity is less than US$100,000.

         Section 6.5 FINANCIAL CONDITION; NO ADVERSE CHANGE.

         (a) G&K Inc. has furnished to the Agents audited consolidated financial statements of the G&K Group for its fiscal year ended June 29, 1996, and unaudited financial statements of the G&K Group for the third Fiscal Quarter ended March 29, 1997, and those statements fairly present the financial condition of the G&K Group on the dates thereof and the results of operations and cash flows for the periods then ended (subject to year-end audit adjustments) and were prepared in accordance with GAAP.

         (b) G&K Inc. has furnished to the Agents the projected opening balance sheet reflecting the Asset Purchase and projections for the fiscal years of the G&K Group through June of 2002, in the form attached hereto as
    SCHEDULE 6.5. These documents were prepared in accordance with GAAP, are the most accurate projected opening balance sheet and projections available and are identical to those used by the Borrowers for internal planning purposes.

         (c) Since the date of the most recent financial statements, there has not occurred any event or circumstance that would have a Material Adverse Effect.

         Section 6.6 LITIGATION. There is no Material Litigation pending or, to the knowledge of any officer of a G&K Enterprise, threatened against or affecting any officer of a

G&K Enterprise or the properties of any G&K Enterprise before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except as set forth and described in SCHEDULE 6.6.

         Section 6.7 REGULATION U. No G&K Enterprise has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 6.8 TAXES. Except as disclosed in SECTION 8.1, each G&K Enterprise has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it, except for any such taxes subject to state withholding liability which do not constitute a material liability and are not known by any officer of a G&K Enterprise, or, if known, such G&K Enterprise is diligently proceeding in good faith to resolve and, if required, pay all such amounts and, with respect to which, such G&K Enterprise shall have set aside adequate reserves. Except as disclosed in
SCHEDULE 8.1, each G&K Enterprise has filed all federal, national, state, provincial and local tax returns which to the knowledge of the officers of the G&K Group, are required to be filed, and each G&K Enterprise has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by that G&K Enterprise in good faith and by proper proceedings and for which that G&K Enterprise shall have set aside adequate reserves.

         Section 6.9 TITLES AND LIENS. Each G&K Enterprise has good title to all properties and assets reflected in the latest balance sheet referred to in
SECTION 6.5 (including without limitation all Collateral), free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. In addition, no financing statement naming any G&K Enterprise as debtor is on file in any jurisdiction except to perfect only security interests permitted by SECTION 8.1.

         Section 6.10 EMPLOYEE BENEFIT PLANS.

         (a) Except as set forth and described in SCHEDULE 6.10, no US G&K Enterprise maintains and none has in the past maintained any Plan. No fact or circumstance that is reasonably expected to have a material adverse effect on a Plan's qualification under Code Section 401(a) exists in connection with any Plan sponsored by a US G&K Enterprise. No US G&K
    Enterprise:

              (i) sponsors any Defined Benefit Plan other than any Multi-Employer Plan that has any accumulated funding deficiency within the meaning of ERISA Section 302(a)(2); or

              (ii) has any material liability, or knows of any fact or circumstance that could reasonably be expected to result in any material liability to the PBGC, the Internal Revenue Service, the US Department of Labor or any participant, or class of participants, in connection with any Plan (other than the funding or payment of benefits that are or may become payable to participants or beneficiaries of any such Plan).

    No US G&K Enterprise has received any notice that it is not in full compliance, or has any knowledge to the effect that it is not in compliance in all material respects with the requirements of ERISA in connection with an ERISA Plan that it sponsors or to which it contributes. Each ERISA Plan (other than any Multi-Employer Plan) as to which any US G&K Enterprise or any ERISA Affiliate may reasonably be expected to have any material liability complies in all material respects with ERISA and the Code and the regulations issued thereunder and (A) no Reportable Event has occurred with respect to any Plan sponsored by any US G&K Enterprise or any ERISA Affiliate which will have the effect of creating a liability of any US G&K Enterprise or any ERISA Affiliate which will have a Material Adverse Effect; (B) no US G&K Enterprise nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan or initiated steps to do so, except in accordance with all applicable requirements of ERISA and in a manner which will not create a material liability of any US G&K Enterprise or any ERISA Affiliate which will have a Material Adverse Effect; (C) no steps have been taken to terminate any Pension Plan except in accordance with all applicable requirements of ERISA and the Code in a manner which will not create a material liability of a US G&K Enterprise or any ERISA Affiliate which will have a Material Adverse Effect; and (D) during the twelve consecutive months prior to any date on which this representation may be made or re-made, no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under SECTION 302(f)(1) of ERISA. No US G&K Enterprise has a contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than (x) liability for continuation coverage described in Part 6 of Title I of ERISA or any similar state law or (z) as set forth on SCHEDULE 6.10.

         (b) Except as set forth and described in SCHEDULE 6.10, no Canadian G&K Enterprise maintains and none has maintained any Registered Pension Plan. No fact or circumstance that is reasonably expected to have a material adverse effect on a registration under the Canada Income Tax Act exists in connection with any Registered Pension Plan. No Canadian G&K Enterprise has any material liability, or knows of any fact or circumstance that could reasonably be expected to result in any material liability, to Revenue Canada, the Office of the Superintendent of Financial Institutions or the pension authority of any Province, or any member or class of members in connection with any Registered Pension Plan or other employee benefit plan (other than the funding or payment of benefits that are or may become payable to participants or beneficiaries of any such plan). No Canadian G&K Enterprise has received any notice that it is not in full compliance, or has any knowledge to the effect that it is not in compliance in all material respects, with the requirements of the Income Tax Act, the Pension Benefits Standards Act or the pension laws of any Province, to the extent applicable, in connection with any Registered Pension Plan that it sponsors or to which it contributes. Each Registered Pension Plan and other employee benefit plan as to which a Canadian G&K Enterprise may reasonably be expected to have any material liability complies in all material respects with the Income Tax Act, the Pension Benefits Standards Act and the pension or employee benefit laws of the Provinces, to the extent applicable. No Canadian G&K Enterprise has taken any steps to wind-up any Registered Pension Plan, except in accordance with the applicable requirements of the Income Tax Act and the Pension Benefit Standards Act or applicable pension law of the Province or registration, and in a manner that will not create a material liability of any Canadian G&K Company.

         Section 6.11 DEFAULT. Each G&K Enterprise is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect on the G&K Group.

         Section 6.12 ENVIRONMENTAL COMPLIANCE. Except as disclosed in
SCHEDULE 6.12, each G&K Enterprise has obtained all permits, licenses and other authorizations which are required under United States federal, state and local laws and regulations and Canadian national and provincial laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at its facilities or in connection with the operation of its facilities. Except as disclosed in SCHEDULE 6.12, each G&K Enterprise and all its activities at its facilities comply in all material respects with all Environmental Laws and with all applicable terms and conditions of all permits, licenses and authorizations required by any Environmental Law. Except as disclosed in SCHEDULE 6.12, each G&K Enterprise is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which it is aware and with respect to which noncompliance would have a Material Adverse Effect on the G&K Group. Except as disclosed in SCHEDULE 6.12, no officer of a G&K Enterprise is aware of, or has received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

         Section 6.13 SUBMISSIONS TO BANKS. All financial and other information provided to an Agent or a Bank by or on behalf of the Borrowers in connection with the Borrowers' request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations and pro forma condition and results.

         Section 6.14 PUBLIC UTILITY HOLDING COMPANY ACT; INVESTMENT COMPANY ACT. No G&K Enterprise is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No G&K Enterprise is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.15 ASSET PURCHASE DOCUMENTS. The Asset Purchase Documents provide, among other things, for the purchase by the US G&K Enterprises of the Purchased Assets. G&K Inc. has furnished to the Agents true, complete and correct copies of all Asset Purchase Documents. The Asset Purchase Documents have not subsequently been amended, supplemented or modified, and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. The Asset Purchase Documents have been duly executed and delivered by the parties thereto and are in full force and effect. All representations and warranties made by the Borrowers in the Asset Purchase Documents, and, to the best knowledge of the Borrowers after reasonable inquiry, all representations and warranties made by the Sellers and other parties to the Asset Purchase Documents, are true and correct in all material respects.

         Section 6.16. FINANCIAL SOLVENCY. Both before and after giving effect to the Asset Purchase and all of the transactions contemplated in the Loan Documents, the Borrowers and Guarantors:

         (a) were and will not be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act, and Section 2 of the Bankruptcy and Insolvency Act of Canada;

         (b) do not have unreasonably small capital and are not engaged or about to engage in a business or a transaction for which any remaining assets of the Borrowers or Guarantors are unreasonably small;

         (c) do not, by executing, delivering or performing their obligations under the Loan Documents or by taking any action with respect thereto, intend to, nor believe that it will, incur debts beyond their ability to pay them as they mature;

         (d) do not, by executing, delivering or performing their obligations under the Loan Documents or by taking any action with respect thereto, intend to hinder, delay or defraud either their present or future creditors; and

         (e) do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction or country, and, to the best knowledge of the Borrowers, is not the subject of any bankruptcy or insolvency proceedings or similar proceedings under any law of any jurisdiction or country threatened or pending against any Borrower or Guarantor.

                                     ARTICLE VII

                        AFFIRMATIVE COVENANTS OF THE BORROWERS

         So long as any Note, Acceptance or Letter of Credit shall remain unpaid or outstanding or any Commitment shall be outstanding, the Borrowers shall comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

         Section 7.1 REPORTING REQUIREMENTS. The Borrowers will deliver, or cause to be delivered, to each Bank each of the following, which shall be in form and detail reasonably acceptable to the Required Banks:

         (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the G&K Group, audited annual financial statements of the G&K Group with the unqualified opinion of independent certified public accountants selected by G&K Inc. and acceptable to the Required Banks, which annual financial statements shall include the balance sheets of the G&K Group as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the G&K Group for the fiscal year then ended, prepared on a consolidated basis, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not G&K Inc. is in compliance with the requirements set forth in SECTIONS 7.8 - 7.11 and 8.12; and (iii) a certificate of the chief financial officer of G&K Inc., substantially in the form of EXHIBIT J, stating (A) that such financial statements have been prepared in accordance with GAAP and fairly represent the financial condition and results of operations of the G&K Group and (B) whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto and the steps, if any, being taken to cure it;

         (b) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, an unaudited/internal balance sheet and statement of income, cash flow and retained earnings of the G&K Group as at the end of and for such Fiscal Quarter and for the year-to-date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the budget of the G&K Group for such month and for the year-to-date period then ended (as described in SECTION 7.1(d) and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of G&K Inc., substantially in the form of EXHIBIT K, stating (i) that such financial statements have been prepared in accordance with GAAP (subject to the foregoing exceptions) and fairly represent the financial condition and results of operations of the G&K Group, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and the steps, if any, being taken to cure it, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to
    (A) the Status of the G&K Group for purposes of establishing the appropriate Margins, (B) whether or not the G&K Group is in compliance with the requirements set forth in SECTIONS 7.8 - 7.11 and 8.12, (C) all sales of Assets Held for Sale and sales of all other assets during such Fiscal Quarter and the net proceeds received therefrom and (D) the Canadian Dollar Equivalent of US$25,000,000 and the US Dollar Equivalent of the Canadian Revolving Facility Outstanding Amount as at the end of such Fiscal Quarter;

         (c) as soon as possible and in any event within forty-five (45) days after the last day of each Fiscal Quarter, an unaudited/internal balance sheet and statement of income, cash flow and retained earnings of Work Wear as at the end of such Fiscal Quarter and for the year-to-date period then ended and the figures for the corresponding date and periods in the previous year, prepared in accordance with GAAP, subject to year-end adjustments, and accompanied by a certificate of the chief financial officer of Work Wear substantially in the form of EXHIBIT K, stating that such financial statements have been prepared in accordance with GAAP (subject to the foregoing exceptions) and fairly represent the financial condition and results of operation of Work Wear;

         (d) at least thirty (30) days before the beginning of each fiscal year of the G&K Group, the projected balance sheets, income statements, Capital Expenditures budget, and cash flow statements for the G&K Group for each month of such year, each in reasonable detail, representing the good faith projections of G&K Inc. for each such month, and certified by G&K Inc.'s chief financial officer as being the most accurate projections available and identical to the projections used by G&K Inc. for internal planning purposes, together with such supporting schedules and information as any Bank from time to time may reasonably request;

         (e) immediately after the commencement thereof, notice in writing of all Material Litigation and of all proceedings before any governmental or regulatory agency affecting any G&K Enterprise of the type described in
    SECTION 6.6;

         (f)  as promptly as practicable (but in any event not later than five
    (5) business days) after an officer of a Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of that Borrower setting forth the steps being taken by that Borrower to cure the effect of such Default or Event of Default;

         (g) as soon as possible and in any event within thirty (30) days after any US G&K Enterprise knows or has reason to know that any Reportable Event with respect to any Plan has occurred that is reasonably expected to have a Material Adverse Effect, the statement of the chief financial officer of G&K Inc. setting forth details as to such Reportable Event and the action which the affected US G&K Enterprise proposes to take with respect thereto; and a copy of any notice of such Reportable Event that is required to be given to the PBGC on or prior to the date such notice must be delivered to the PBGC;

         (h) as soon as possible, and in any event within ten (10) days after any US G&K Enterprise fails to make any quarterly contribution it is required to make under Code Section 4.12(m) with respect to any Plan (other than a Multi-Employer Plan) the statement of the chief financial officer of G&K Inc. setting forth details as to such failure and the action which the affected US G&K Enterprise proposes to take with respect thereto; and a copy of any notice of such failure that is required to be given to the PBGC on or prior to the date such notice must be delivered to the PBGC;

         (i) as soon as possible and in any event within ten (10) days after any Canadian G&K Enterprise files any notice of wind-up with Revenue Canada, the Office of the Superintendent of Financial Institutions or the pension authority of the Province in which a Registered Pension Plan is registered that is reasonably expected to have a Material Adverse Effect, the statement of the chief financial officer of G&K Inc. setting forth the details as to such wind-up and the action that the Canadian G&K Enterprise proposes to take with respect thereto; and a copy of the notice of wind-up filed with any government authority on or prior to the date such notice must be delivered to the appropriate government authority;

         (i) promptly upon obtaining knowledge thereof, notice of the violation by any G&K Enterprise of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect;

         (j) promptly upon their distribution, copies of all financial statements, reports, proxy statements and other communications which G&K Inc. shall have sent to its stockholders;

         (k) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which G&K Inc. shall file with the Securities and Exchange Commission or any national securities exchange; and

         (l) from time to time, with reasonable promptness, such other material, reports, records or information as an Agent may reasonably request.

         (m) sixty (60) days after expiration of the "Review Period" described in SECTION 3.6 of the Asset Purchase Agreement, a certification of the final purchase price (subject to such adjustments as may then be pending) for the assets acquired pursuant to the Asset Purchase Agreement setting forth all adjustments to such purchase price in comparative form against the estimates thereof provided to the Agents pursuant to SECTION 5.1(p).

         Section 7.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. Each Borrower will, and will cause each G&K Enterprise to, keep accurate books of record and account for itself pertaining its business and financial condition and such other matters as the Agents may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon request of and reasonable notice by an Agent, will permit any officer, employee, attorney or accountant for any Bank to audit, review, make extracts from or copy any and all corporate and financial books and records of any G&K Enterprise at all reasonable times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to a G&K Enterprise, and to discuss the affairs of such G&K Enterprise with any of its directors, officers, employees or agents. Each Borrower will, and will cause each G&K Enterprise to, permit any Bank or its employees, accountants, attorneys or agents, to examine and inspect any of its property at any time during ordinary business hours; provided, that each Bank will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to operations.

         Section 7.3 COMPLIANCE WITH LAWS. Each Borrower will, and will cause each G&K Enterprise to, (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect,
(b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, the noncompliance with which would have a Material Adverse Effect, and (c) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, national, state, provincial or local law, statute or ordinance, the noncompliance with which would have a Material Adverse Effect.

         Section 7.4 PAYMENT OF TAXES AND OTHER CLAIMS. Each Borrower will, and will cause each G&K Enterprise to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, national, state, provincial and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of any G&K Enterprise; PROVIDED, that no G&K Enterprise shall be required to pay or withhold any such tax, assessment, charge or claim
(i) whose amount,
applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made or (ii) which is a state (and not federal) obligation not known to the officers of any G&K Enterprise, which is not material and, when a G&K Enterprise becomes aware thereof, such tax, assessment, charge or claim is properly paid.

         Section 7.5 MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each G&K Enterprise to, keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); PROVIDED, HOWEVER, that nothing in this SECTION 7.5 shall prevent a G&K Enterprise from discontinuing the operation or maintenance of any of its properties if such discontinuance of operation or maintenance, in the judgment of the officers of such G&K Enterprise, constitutes a reasonable and prudent business decision as to such properties and is not disadvantageous in any material respect to the Banks.

         Section 7.6 INSURANCE. Each Borrower will, and will cause each G&K Enterprise to, obtain and at all times maintain insurance with insurers believed by it to be responsible and reputable in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates. Without limiting the foregoing, at all times each Borrower will, and will cause each G&K Enterprise to maintain business interruption insurance including coverage for force majeure and, keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Required Banks may reasonably request, with lender's loss payable clauses or endorsements in favor of the appropriate Agent as collateral agent on behalf of the Banks, in form reasonably acceptable to such Agent (including, without limitation a provision requiring at least thirty (30) days prior written notice to such Agent of any cancellation or modification of such insurance) and, upon request of an Agent, deliver policies or certificates of such insurance to such Agent.

         Section 7.7 PRESERVATION OF CORPORATE EXISTENCE. Each Borrower will, and will cause each G&K Enterprise to, preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner; provided, however, that any Canadian G&K Enterprise may merge into any other Canadian G&K Enterprise and any US G&K Enterprise may merge into any other US G&K Enterprise, provided that G&K Inc. or Work Wear, as the case may be, shall remain a continuing and surviving corporation.

         Section 7.8 MINIMUM EBITDA. As of each Covenant Computation Date, the G&K Group (on a consolidated basis) will maintain its EBITDA for the applicable Covenant Computation Period at not less than the amount set forth opposite the applicable period below:

                  COVENANT COMPUTATION DATE          MINIMUM EBITDA

                    September 27, 1997               $ 22,000,000
                    December 27, 1997                $ 47,000,000
                    March 28, 1998                   $ 75,000,000
                    June 27, 1998                    $104,000,000
                    September 26, 1998               $109,000,000
                    December 26, 1998                $113,000,000
                    March 27, 1999                   $118,000,000
                    June 26, 1999                    $121,000,000
                    September 25, 1999
                    and thereafter                   $125,000,000


         Section 7.9 MINIMUM DEBT SERVICE COVERAGE RATIO. As of each Covenant Computation Date, the G&K Group (on a consolidated basis) will maintain its Debt Service Coverage Ratio for the applicable Covenant Computation Period at not less than the ratio set forth opposite the applicable period below:

              COVENANT COMPUTATION DATE      MINIMUM DEBT SERVICE COVERAGE
                                                         RATIO

            September 27, 1997                      No Requirement
            December 27, 1997                        1.10 to 1.00
            March 28, 1998                           1.10 to 1.00
            June 27, 1998                            1.15 to 1.00
            September 26, 1998                       1.20 to 1.00
            December 26, 1998 and thereafter         1.25 to 1.00


         Section 7.10 MINIMUM STOCKHOLDERS' EQUITY. G&K Inc. (on a consolidated basis) will maintain its Stockholders' Equity at not less than $145,000,000 on September 27, 1997 and, on each Covenant Computation Date thereafter, at not less than the sum of (a) the minimum required Stockholders' Equity for G&K Inc., on a consolidated basis, for the immediately preceding Covenant Computation Date (determined in accordance herewith) and (b) fifty percent (50%) of the Net Income (positive only) for G&K Inc., on a consolidated basis, for the immediately preceding Covenant Computation Period.

         Section 7.11 MAXIMUM LEVERAGE RATIO. As of each Covenant Computation Date, the G&K Group (on a consolidated basis) will maintain its Leverage Ratio at not more than the ratio set forth opposite the applicable period below:

         COVENANT COMPUTATION DATE              MAXIMUM LEVERAGE RATIO

            September 27, 1997                       4.25 to 1.00
            December 27, 1997                        4.00 to 1.00
            March 28, 1998                           3.50 to 1.00
            June 27, 1998                            3.00 to 1.00
            September 26, 1998                       3.00 to 1.00
            December 26, 1998                        3.00 to 1.00
            March 27, 1999                           2.75 to 1.00
            June 26, 1999                            2.75 to 1.00
            September 25, 1999 and thereafter        2.50 to 1.00


         Section 7.12 INTEREST RATE PROTECTION. Within sixty (60) days after the Closing Date, G&K Inc. shall enter into interest rate protection agreements acceptable to the Agents with respect to not less than $110,000,000 of the Term Facility, for a minimum term of not less than two (2) years and under which the Borrowers are protected against the risk of LIBOR rates increasing by more than three (3) percent over the 90-day LIBOR rate as of the Closing Date.

                                     ARTICLE VIII

                                  NEGATIVE COVENANTS

         So long as any Note, Acceptance or Letter of Credit shall remain unpaid or outstanding or any Commitment shall be outstanding, the Borrowers will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

         Section 8.1 LIENS. No Borrower will, nor will it permit any other G&K Enterprise to, create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, the following (collectively "Permitted Liens"):

         (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in SCHEDULE 8.1;

         (b) liens for taxes or assessments or other governmental charges to the extent not required to be paid by SECTION 7.4;

         (c) materialmen's, merchants', carriers', worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by SECTION 7.4;

         (d) pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

         (e) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of a G&K Enterprise or the value of such property for the purpose of such business;

         (f) liens and security interests granted to the Banks pursuant to any of the Security Documents;

         (g) purchase money mortgages, liens or security interests, including conditional sale agreements or other title retention agreements and leases which are in the nature of title retention agreements, upon or in property acquired after the Closing Date, or mortgages, liens or security interests existing in such property at the time of the acquisition thereof, PROVIDED
    THAT:

              (i) no such mortgage, lien or security interest extends or shall extend to or cover any property of a G&K Enterprise other than the property then being acquired; and

              (ii) the aggregate principal amount of the indebtedness secured by any such mortgage, lien or security interest shall not exceed the cost of such property so acquired in connection therewith; and

         (h) covenants, restrictions, rights, easements, encumbrances (which do not secure the payment of money) and minor irregularities in title which do not materially interfere with the business or operations of a G&K Enterprise as presently conducted; and

         (i) other liens securing indebtedness permitted under SECTION 8.2 in the aggregate principal amount not exceeding $5,000,000 before the Collateral Release Date or $10,000,000 thereafter, provided that in no event shall any such lien cover any accounts receivable or inventory of any G&K Enterprise.

         Section 8.2 INDEBTEDNESS. No Borrower will, nor will it permit any other G&K Enterprise to, incur, create, assume, permit or suffer to exist, any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

         (a)  Obligations arising hereunder;

         (b)  indebtedness in existence on the date hereof and listed in
    SCHEDULE 8.2;

         (c) Capitalized Lease Liabilities and indebtedness of a G&K Enterprise secured by security interests permitted by SECTION 8.1(g) and other indebtedness of a G&K Enterprise incurred to finance the purchase of property after the Closing Date, not to exceed $15,000,000 in the aggregate for the entire G&K Group at any time outstanding;

         (d) other indebtedness not otherwise permitted in this SECTION 8.2 not to exceed $10,000,000 in the aggregate at any time outstanding for the entire G&K Group before the Collateral Release Date or $15,000,000 thereafter;


         (e) subordinated indebtedness, which has been subordinated to all Obligations under terms and conditions satisfactory to the Required Banks, in their sole discretion, provided that 100% of the proceeds of any such subordinated indebtedness is applied to the mandatory prepayment of the Term Facility pursuant to SECTION 4.1(e)(iv) notwithstanding clause (A) or
    (B) thereof; and

         (f) indebtedness for borrowed money or any other indebtedness or liability incurred by a US G&K Enterprise from another US G&K Enterprise or by a Canadian G&K Enterprise from another Canadian G&K Enterprise.

         Section 8.3 GUARANTIES. No Borrower will, nor will it permit any other G&K Enterprise to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

         (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in SCHEDULE 8.2;

         (c) guaranties, endorsements and other liabilities incurred in the ordinary course of business with respect to obligations that are not Funded Debt obligations, not to exceed $10,000,000 in the aggregate at any time outstanding;

         (d) guaranties, endorsements and other liabilities incurred by a US G&K Enterprise for the benefit of another US G&K Enterprise or by a Canadian G&K Enterprise for the benefit of another Canadian G&K Enterprise, provided that the indebtedness so guaranteed is otherwise permitted under
    SECTION 8.2; and

         (e)  the Guaranties.

         Section 8.4 INVESTMENTS. No Borrower will, nor will it permit any other G&K Enterprise to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

         (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less, commercial paper issued by a US corporation rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service, investments in money market mutual funds whose underlying assets are exclusively investments which would otherwise be permitted investments under this SECTION 8.4(a), or repurchase agreements, certificates of deposit or bankers' acceptances having a maturity of one (1) year or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

         (b) travel advances or loans to officers and employees of the G&K Companies;

         (c) advances in the form of progress payments, prepaid rent or security deposits;

         (d) purchases of a G&K Enterprise's stock in accordance with an employee benefit plan not exceeding $2,500,000 in the aggregate for all G&K Enterprises per fiscal year before the Collateral Release Date or $5,000,000 thereafter;

         (e) investments by a G&K Enterprise in another G&K Enterprise including intercompany transfers, advances, loans, guarantees or other financial accommodations, not permitted under SUBSECTION (f) below, as set forth and described in SCHEDULE 8.4, together with readvances of any such loans and other financial accommodations extended by G&K Inc. to Work Wear, so long as the aggregate amount of any such loans and other financial accommodations extended by G&K Inc. to Work Wear shall not exceed $20,000,000 at any time outstanding;

         (f) investments, including intercompany transfers, advances, loans, guarantees or other financial accommodations by a US G&K Enterprise in another US G&K Enterprise or by a Canadian G&K Enterprise in another Canadian G & K Enterprise;

         (g) investments constituting loans, advances or other financial accommodations to, or the acceptance of promissory notes or other evidences of indebtedness or agreements as to the deferred payment of any amount owed to a G&K

    Enterprise from, any Person not to exceed a principal amount of $10,000,000 in the aggregate for the entire G&K Group at any time outstanding; and

         (h) investments to purchase assets, stock or other securities of, or to make any investment or acquire any interest whatsoever in, any other Person, whether in connection with acquisition of a business or otherwise, not to exceed $10,000,000 prior to the Collateral Release Date and $25,000,000 after the Collateral Release Date, in the aggregate for the entire G&K Group invested during any fiscal year of the G&K Group; and

         (i) purchases by G&K Inc. of its own issued and outstanding capital stock, provided that prior to the Collateral Release Date such purchases shall not exceed $5,000,000 in the aggregate.

         Section 8.5 RESTRICTED PAYMENTS. Unless otherwise permitted under
SECTION 8.4(d) or (i), G&K Inc. will not declare or pay, or make expenditures on account of any Dividends if, after giving effect to such payment, distribution or application, the aggregate amount of such Dividends paid or made during such fiscal year would exceed $3,000,000 for the fiscal year immediately preceding the year in which any such Dividends are paid, and the right to make such Dividends as herein described shall be non-cumulative from fiscal year to fiscal year.

         Section 8.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. No Borrower will, nor will it permit any other G&K Enterprise to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other Person (except another G&K Enterprise), other than the sale of the Assets Held For Sale and inventory in the ordinary course of business, and will not liquidate, dissolve or suspend its business operations; provided, however, that any proceeds of any such sale of assets shall be applied to the Term Facility to the extent required under SECTION 4.1(e). For purposes of the foregoing, a "substantial part" of a G&K Enterprise assets shall mean assets with a book value in excess of $15,000,000 during any fiscal year.

         Section 8.7 MERGER AND CONSOLIDATION; CHANGE OF CONTROL. G&K Inc. will not consolidate with or merge into any Person, or permit any Person to merge into it, or transfer or sell, (in any transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of its assets to any other Person if, as a result thereof G&K Inc. shall not be the continuing or surviving corporation. In addition, whether or not occurring as the result of any such merger or consolidation, the Borrowers shall not suffer to occur or exist a material change in the ownership or control of any G&K Enterprise except as otherwise permitted in SECTION 7.7 . For purposes hereof, a "material change" shall mean (a) the acquisition after the Closing Date by any individual or control group of more than a 20% voting interest in the capital stock of G&K Inc., (b) the disposition by Richard M. Fink (together with any control group of which he is a member) of more than 50% of the number of shares of capital stock of G&K Inc., owned or controlled as of the Closing Date or (c) with respect to G&K Inc.'s

Board of Directors, a change in the majority of such directors occurring during any six month period; provided however, that, nothing hereunder shall limit or restrict Richard M. Fink (together with any control group of which he is a member) from disposing of any capital stock of G&K Inc. (y) at any time that G&K Inc., shall be in Level I Status or Level II Status so long as (i) the purchaser of such capital stock shall not thereafter constitute a control group holding 20% voting interest in the capital stock by G&K Inc. and (ii) any redemption of such stock by G&K would not cause the Status to change and (z) at any time after the date which is two (2) years from the Closing Date. For purposes of this
SECTION 8.7, a control group of which Richard M. Fink is a member shall include his spouse, direct or indirect lineal descendants and any trusts created for the benefit of any such persons.

         Section 8.8 SALE AND LEASEBACK. No Borrower will, nor will it permit any other G&K Enterprise to, enter into any arrangement, directly or indirectly, with any other Person whereby a G&K Enterprise shall sell or transfer a substantial part of any real or personal property of the G&K Group, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which a G&K Enterprise intends to use for substantially the same purpose or purposes as the property being sold or transferred. For purposes of the foregoing, a "substantial part" of the G&K Group's assets shall mean assets with a book value in excess of $10,000,000.

         Section 8.9 RESTRICTIONS ON NATURE OF BUSINESS. No Borrower will, nor will it permit any other G&K Enterprise to, engage in business in any industry materially different from that presently engaged in by it and will not purchase, lease or otherwise acquire assets not related to its businesses, provided that nothing in the foregoing shall limit or restrict the ability of any G&K Enterprise to sell any related products to customers of a G&K Enterprise.

         Section 8.10 ACCOUNTING. No Borrower will, nor will it permit any other G&K Enterprise to, adopt any material change in accounting principles, other than as required by GAAP, or adopt, permit or consent to any change in its fiscal year. If GAAP shall change in a manner that materially affects the computation of any financial covenants set forth in SECTIONS 7.8- 7.12, the Required Banks may, with the Borrowers' consent (which will not be unreasonably withheld), adjust such financial covenants as may be necessary to account for such change.

         Section 8.11 HAZARDOUS SUBSTANCES. No Borrower will, nor will it permit any other G&K Enterprise to, cause or permit any Hazardous Substances to be disposed of in any manner which reasonably may be expected to result in any Material Adverse Effect, on, under or at any real property which is operated by a G&K Enterprise or in which a G&K Enterprise has any interest.

         Section 8.12 CAPITAL EXPENDITURES. No Borrower will, nor will it permit any other G&K Enterprise to, make Capital Expenditures during any fiscal year, in an aggregate amount in excess of the amount for the entire G&K Group set forth opposite the applicable period below:

             FISCAL YEAR-END                            AMOUNT

              June 27, 1998                           $60,000,000
              June 26, 1999                            60,000,000
              June 24, 2000                            70,000,000
              June 30, 2001                            65,000,000
             and thereafter;

PROVIDED, HOWEVER, that to the extent the aggregate amount of Capital Expenditures for the G&K Group for any fiscal year is less than the maximum permitted Capital Expenditures for such fiscal year as provided above, the amount of any such excess may be carried over to the next fiscal year, but if not utilized during such immediately succeeding fiscal year, any such excess may not be carried over to a subsequent fiscal year; PROVIDED FURTHER, HOWEVER, that the limitations set forth in this SECTION 8.12 shall not limit the Borrowers' ability to make investments permitted under SECTION 8.4(h).

         Section 8.13 RENTAL PAYMENTS. No Borrower will, nor will it permit any other G&K Enterprise to, become or be a party as lessee to any lease with respect to real or personal property if, after giving effect to such lease, the aggregate amount of rent for any such leases with a remaining term of longer than one year from the applicable Covenant Computation Date for any period of twelve consecutive months payable by the G&K Group with respect to all such leases (after deducting the aggregate amount of rent receivable by the G&K Group under any sublease of any such lease to any Person) will exceed $7,000,000. For purposes of this SECTION 8.13, "rent", with respect to any lease or sublease and for any period, means the aggregate minimum amount payable by the lessee or sublessee to the lessor or sublessor for such period.

                                      ARTICLE IX

                        EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         Section 9.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

         (a) default in the payment of any principal of any Note or Acceptance when it becomes due and payable; or

         (b) default in the payment of any interest on any Note or Acceptance or any fees, costs or expenses required to be paid by a Borrower under this Agreement or any other Loan Document and the continuation of such default for more than three (3) Business Days; or

         (c) default in the performance, or breach, of any covenant or agreement on the part of a Borrower contained in SECTIONS 7.8 - 7.11 or 8.12; or

         (d) default in the performance, or breach, of any covenant or agreement of a Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this SECTION 9.1 specifically dealt with) or in any other Loan Document and the continuance of such default or breach for a period of thirty (30) calendar days after there has been given a written notice from an Agent specifying such default or breach and requiring it to be remedied; or

         (e) a Borrower or Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or a Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of that Borrower or Guarantor; or a Borrower or Guarantor shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against a Borrower or Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of a Borrower or Guarantor and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

         (f)  any Guarantor shall repudiate or purport to revoke its Guaranty;
    or

         (g) a petition naming a Borrower or Guarantor as debtor shall be filed under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act of Canada or the Companies Creditors' Arrangement Act of Canada; or

         (h) any representation or warranty made by a Borrower or Guarantor in any Loan Document or by a Borrower (or any of its officers) in any request for a Borrowing, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

         (i) the rendering against a Borrower of a final judgment, decree or order for the payment of money in excess of $5,000,000 (unless the payment of such judgment is fully insured) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive calendar days without a stay of execution; or

         (j) a default under any bond, debenture, note, securitization agreement or other evidence of indebtedness or similar obligation of a Borrower relating to Funded Debt with an outstanding principal balance of $250,000 or more or under any indenture or other instrument under which any such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the later of (i) five (5) Business Days after such default has occurred or (ii) the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

         (k) any Reportable Event, which the US Agent determines in good faith constitutes grounds for the termination by the PBGC of any Plan that is material to any G&K Enterprise (other than a Multi-Employer Plan) sponsored by a US G&K Enterprise or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrowers by the US Agent; or any such Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any such Plan, or the PBGC shall have instituted proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

         (l) a Borrower or Guarantor shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets other than in accordance with SECTION 8.6.

         Section 9.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Required Banks, the Agents or the Required Banks may (and, upon written request of the Required Banks the appropriate Agent shall) exercise any or all of the following rights and remedies:

         (a) by notice to the Borrowers, declare the Commitments to be terminated, whereupon the same shall forthwith terminate;

         (b) by notice to the Borrowers, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) by notice to the Borrowers, demand payment by the Borrowers of funds with respect to each outstanding Letter of Credit and Acceptance in an amount sufficient to fund a cash escrow equal to the sum of the Letter of Credit Amount and Acceptance Amount, which cash escrow will be held by the Agents, without interest, in special cash collateral accounts and applied to payment of maturing Acceptances and to reimbursement of all drafts submitted under outstanding Letters of Credit;

         (d) without notice to the Borrowers and without further action, apply any and all monies owing by any Bank to the Borrowers to the payment of the Obligations;

         (e) exercise and enforce the rights and remedies available to the Banks under any Loan Document; and

         (f) exercise any other rights and remedies available to any Bank by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in SECTION 9.1(g), all Obligations shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                      ARTICLE X

                           AGREEMENT AMONG BANKS AND AGENTS

         Section 10.1 AUTHORIZATION; POWERS; AGENT FOR COLLATERAL PURPOSES.
Each Bank irrevocably appoints and authorizes each Agent to act as administrative agent for and on behalf of such Bank to the extent provided herein, in any Loan Documents or in any other document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. Each Agent agrees to act as administrative agent for each Bank upon the express conditions contained in this ARTICLE X, but in no event shall an Agent constitute a fiduciary of any Bank, nor shall an Agent have any fiduciary responsibilities in respect of any Bank. In furtherance of the foregoing, and not in limitation thereof, each Bank irrevocably (a) authorizes each Agent to execute and deliver and perform those obligations under this Agreement and each of the Loan Documents to which the Agent is a party as are specifically delegated to the Agent, and to exercise all rights, powers and remedies as may be specifically delegated hereunder or thereunder, together with such additional powers as may be reasonably incidental thereto, (b) appoints each Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC and PPSA financing statements, and
(c) authorizes each Agent to act as agent of and for such Bank for purposes of holding, perfecting and disposing of Collateral under the Loan Documents. As to any matters not expressly provided for by this Agreement or the Loan Documents, neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or, if so required pursuant to SECTION 11.2, upon the instructions of all Banks; PROVIDED, HOWEVER, that except for action expressly required of an Agent hereunder, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by all Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and neither Agent shall in any event be required to take any action which is contrary to this Agreement, the Loan Documents or applicable law.

         Section 10.2 ACTIONS ON DEFAULT; APPLICATION OF PROCEEDS. Prior to the occurrence of an Event of Default, each Agent, after deduction of any costs of collection, as provided in SECTION 10.5, shall remit to each Bank (to the extent a Bank is to share therein) that Bank's pro rata share of all payments of principal, interest and fees payable hereunder in accordance with such Bank's Percentage with respect to the Facility under which such payments are received. After the occurrence of an Event of Default, the Agents shall coordinate all administration and collection activities against the G&K Enterprises and all Collateral and shall advise all Banks, on a periodic basis, with respect to the contemplated actions to be taken with respect thereto, subject, in any event, to the direction of the Required Banks. In addition, the Canadian Agent, for and on behalf of the Canadian Banks, shall make every effort to satisfy and pay in full all Outstanding Canadian Obligations from payments made by a Canadian G&K Enterprise and from all proceeds and collections obtained on account of actions against a Canadian G&K Enterprise or any Collateral owned or pledged by a Canadian G&K Enterprise before seeking to apply to any such Outstanding Canadian Obligations any payments, proceeds or collections from or relating to a US G&K Enterprise. After the occurrence of an Event of Default, each Agent, after deduction of any costs of collection, as provided in SECTION 10.5, shall remit to each Bank (to the extent a Bank is to share therein), such Bank's appropriate share of all principal, interest and fees and all other collections and recoveries on account of any G&K Enterprise or any Collateral in accordance with the following (as to each Bank its "Default Share"):

         (a) Payments made by a Canadian G&K Enterprise and all proceeds and collections obtained on account of any collection activity against, or any Collateral owned or pledged by, a Canadian G&K Enterprise shall be remitted by the Canadian Agent to each Canadian Bank in an amount equal to such Canadian Bank's Percentage of such payments, proceeds and collections;

         (b) Prior to payment in full of all Outstanding Canadian Obligations, payments made by a US G&K Enterprise and all proceeds and collections obtained on account of any collection activity against, or any Collateral owned or pledged by, a US G&K Enterprise shall be remitted by the US Agent
    (i) to each US Bank, in an amount equal to such US Bank's Default Percentage of such payments, proceeds and collections and (ii) to a special escrow account established by the US Agent for the benefit of the Canadian Banks, in an amount equal to such Canadian Banks' Default Percentage of such payments, proceeds and collections. After the Canadian Agent shall have confirmed to the US Agent that, to the extent practicable, the Canadian

    Agent has exhausted its remedies against the Canadian G&K Enterprises and the Collateral owned or pledged by a Canadian G&K Enterprise, the US Agent shall release to the Canadian Agent that portion of the proceeds in such escrow account as may be necessary to satisfy all remaining Outstanding Canadian Obligations, the Canadian Agent shall distribute such amounts in accordance with SUBSECTION (a) above and the US Agent shall distribute any remaining funds in such escrow account to the US Banks in accordance with SUBSECTION (c) below;

         (c) After payment in full of all Outstanding Canadian Obligations, payments made by a US G&K Enterprise and all proceeds and collections obtained on account of any collection activity against, or any Collateral owned or pledged by, a US G&K Enterprise shall be remitted by the US Agent to each US Bank in an amount equal to such US Bank's Default Percentage of such payments, proceeds and collections.

Each Bank's interest under the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the appropriate Agent under the Loan Documents; and each Agent's only liability to a Bank with respect to any such payments, collections and proceeds shall be to account for such Bank's Percentage (or Default Share, as the case may be) of such payments, collections and proceeds in accordance with this Agreement. If the Agent is required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage (or Default Share, as the case may be) of such payments, collections or proceeds, together with its Percentage (or Default Share, as the case may be) of interest or penalties, if any, payable by the Agent in connection with such refund. If any Bank has wrongfully refused to fund its Percentage of any Borrowing, or if the outstanding principal balance of the Advances and Acceptances made by any Bank under a Facility is for any other reason less than its Percentage of the aggregate principal balance of all Advances and Acceptances under that Facility, the appropriate Agent may remit payments received by it to the other Banks sharing in that Facility until such payments have reduced the aggregate amounts owed by the applicable Borrower to the extent that the aggregate amount of the Advances and Acceptances owing to such Bank hereunder are equal to its Percentage of the aggregate amounts of the Advances and Acceptances owing under the applicable Facility to all of the Banks hereunder. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

         Section 10.3 EXCULPATION. No Agent shall be liable for any action taken or omitted to be taken by the Agent in connection with this Agreement or the Loan Documents, except for its own gross negligence or willful misconduct. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters and upon this Agreement, any Loan Documents and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither of the Agents nor any of its directors, officers, employees or agents shall be responsible or in any way liable for (a) any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, effectiveness, enforceability, existence or value of any Collateral or (c) any action taken or omitted by a Borrower or the other Agent. The designation of Norwest and FCNBD as Agents hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Norwest or FCNBD in its individual capacity as Bank hereunder.

         Section 10.4 USE OF THE TERM "AGENT". The term "Agent" is used herein in reference to an Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between each Agent and the Banks, in each case as independent contracting parties. However, the obligations of an Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

         Section 10.5 REIMBURSEMENT FOR COSTS AND EXPENSES. All payments, collections and proceeds received or effected by an Agent may be applied first to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees, foreclosure expenses and advances made to protect the security of any Collateral, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent). If an Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Bank shall, upon demand of the US Agent, with respect to collection activities against US G&K Enterprises and Collateral owned by US G&K Enterprise, each Canadian Bank shall remit to the US Agent such Bank's Default Percentage, and, upon demand of the Canadian Agent with respect to collection activities against the Canadian G&K Enterprises and Collateral owned by any Canadian G&K Enterprise, each Canadian Bank shall remit to the Canadian Agent such Canadian Bank's Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the thirtieth day after demand therefor until so remitted at a rate equal to the Federal Funds Rate or the Canadian Bank Rate (as the case may be) for each such day.

         Section 10.6 PAYMENTS RECEIVED DIRECTLY BY BANKS. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Facility or on account of any fees under this Agreement (other than through distributions made in accordance with SECTION 10.2 hereof) in excess of such Bank's applicable Percentage with respect to such Facility (or such Bank's Default Percentage, if applicable), such Bank shall promptly give notice of such fact to the appropriate Agent and shall promptly remit to such Agent such amount as shall be necessary to cause the remitting Bank to share such excess payment or other recovery ratably with each of the Banks in the affected Facility in accordance with their respective Percentages or Default Percentages, if applicable, together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate or Canadian Bank Rate (as the case may be) for each such day; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Bank or holder, the remittance shall be restored to the extent of such recovery.

         Section 10.7 INDEMNIFICATION. Each Bank severally (but not jointly) hereby agrees to indemnify and hold harmless each Agent, as well as such Agent's agents, employees, officers and directors, ratably according to their respective Default Percentages from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys' fees and expenses) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent or its agents, employees, officers or directors in any way relating to or arising out of this Agreement or the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; PROVIDED, HOWEVER, that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting from the gross negligence or willful misconduct of an Agent. Notwithstanding any other provision of the Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.8 AGENT AND AFFILIATES. Norwest and FCNBD shall have the same rights and powers in its capacity as a Bank hereunder as any other Bank, and may exercise or refrain from exercising the same as though it were not an Agent, and Norwest and FCNBD and their affiliates may accept deposits from and generally engage in any kind of business with each G&K Enterprise as fully as if Norwest and FCNBD were not the Agents hereunder.

         Section 10.9 CREDIT INVESTIGATION. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitments been granted and its Advances or Acceptances made directly by such Bank to a Borrower without the intervention of an Agent or any other Bank. Each Bank agrees and acknowledges that no Agent makes any representations or warranties about the creditworthiness of the Borrowers or any other party to this Agreement (including the other Agent) or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, any Collateral or any other instrument or document delivered hereunder or in connection herewith.

         Section 10.10 DEFAULTS. No Agent shall have a duty to inquire into any performance or failure to perform by a Borrower and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under SECTIONS 9.1(a) or

9.1(b)) hereof unless the Agent has received notice from a Bank or a Borrower specifying the occurrence of such Default or Event of Default. In the event that an Agent receives such a notice of the occurrence of a Default or an Event of Default, such Agent shall give prompt notice thereof to the Banks. In the event of any Default, the appropriate Agent shall (subject to SECTION 10.7 hereof)
(a) in the case of a Default that constitutes an Event of Default, not take any the actions referred to in SECTION 9.2(b) hereof unless so directed by the Required Banks, and (b) in the case of any Default, take such actions with respect to such Default as shall be directed by the Required Banks; PROVIDED that, unless and until an Agent shall have received such directions, an Agent may take any action, or refrain from taking any action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

         Section 10.11 OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are the several obligations of such Bank, and neither any Bank nor an Agent shall be responsible for the obligations of any other Bank hereunder, nor will the failure by an Agent or any Bank to perform any of its obligations hereunder relieve an Agent or any other Bank from the performance of its respective obligations hereunder. Notwithstanding the forgoing, each Bank acknowledges and agrees that the failure of any Bank to honor any of its obligations hereunder shall not relieve any other Bank of its own several obligations hereunder. Nothing contained in this Agreement, and no action taken by any Bank or an Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to constitute the Banks, together or with or without the Agents, as a partnership, association, joint venture, or other entity.

         Section 10.12 SALE OR ASSIGNMENT; ADDITION OF BANKS. Except as permitted under the terms and conditions of this SECTION 10.12 or, with respect to participations, under SECTION 10.13, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Note. Any Bank, at any time upon at least ten (10) Business Days' prior written notice to the US Agent (and the Canadian Agent if the sale relates to the Canadian Revolving Facility) and the Borrowers (unless the affected Agents and the Borrowers consent to a shorter period of time), may assign all of such Bank's Notes, Advances, Acceptances and Commitments, or a portion thereof (so long as any such portion is not less then $10,000,000 and is in equal percentages of such assigning Bank's Commitments), to a domestic or foreign bank (having a branch office in the United States), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrowers and the US Agent (and the Canadian Agent if the sale relates to the Canadian Revolving Facility) shall have provided their prior written approval of such proposed Applicant, which prior written approval will not be unreasonably withheld. Notwithstanding the foregoing, (x) assignments may be made by a Bank to The First National Bank of Chicago or to another Bank already a party to this Agreement in an amount not less than $1,000,000 and (y) no such consent of the Borrowers shall be required to sale of an interest to an affiliate of a Bank or, in any event, if an Event of Default shall exist. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

         (a) the Agents, the Borrowers, the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of EXHIBIT L (an "Assignment Certificate");

         (b) the affected Borrower will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) new Notes payable to the order of the Applicant in amounts corresponding to the applicable Commitments acquired by such Applicant and
    (ii) new Notes payable to the order of the assigning Bank in amounts corresponding to the retained Commitments. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Notes to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced thereby and such new Notes shall be treated as Notes for purposes of this Agreement; and

         (c) the assigning Bank shall pay to the applicable Agent an administrative fee of $3,000.

Upon the execution and delivery of such Assignment Certificate and such new Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Percentage, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the US Agent to each Bank and to the Borrowers. In order to facilitate the addition of additional Banks hereto, the Borrowers and the Banks shall cooperate fully with the Agents in connection therewith and shall provide all reasonable assistance requested by the Agents relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrowers as either Agent may reasonably request, the execution of such documents as either Agent may reasonably request with respect thereto, and the participation by officers of the Borrowers, and the Banks in a meeting or teleconference call with any Applicant upon the request of either Agent.

         Section 10.13 PARTICIPATION. In addition to the rights granted in
SECTION 10.12, each Bank may grant participations in all or a portion of its Notes, Advances, Acceptances and Commitments to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an affiliate of such Bank. No holder of any such participation, however, shall be entitled to require any Bank to take or omit to take any action hereunder except those actions described in Section 11.2 requiring consent of all Banks. The Banks shall not, as among the Borrowers, the Agents and the Banks, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. The Borrowers hereby acknowledge and agree that any participation described in this SECTION 10.13 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this SECTION 10.13, no Bank may grant any participation in the Notes, Advances, Acceptances or Commitments.

         Section 10.14 BORROWER NOT A BENEFICIARY OR PARTY. Except with respect to the limitation of liability applicable to the Banks under SECTION 10.11 and the Borrowers' right to approve additional Banks in accordance with
SECTION 10.12, the provisions and agreements in this ARTICLE X are solely among the Banks and the Agents and the Borrowers shall not be considered a party thereto or a beneficiary thereof.

         Section 10.15 WITHHOLDING TAX EXEMPTION. At least five (5) US Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrowers and the US Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrowers and the US Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the US Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the US Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                      ARTICLE XI

                                    MISCELLANEOUS

         Section 11.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of an Agent or any Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 11.2 AMENDMENTS, REQUESTED WAIVERS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by a Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by all Banks:
(a) change the amount of any Commitment (except as permitted in accordance with SECTION 10.12), (b) increase the Term Commitment Amount or any Revolving Commitment Amount, (c) modify any Margin or reduce the amount of any principal of or interest due on any Advance, (d) change the amount or calculation of the Acceptance Fee, any Commitment Fee or any other fee payable hereunder (except those payable solely to an Agent), (e) change the amount of, or payment date with respect to, any principal of, interest on or fees payable in connection with any Outstanding Obligations, (f) change the definition of "Required Banks,"
(g) amend SECTION 10.2 as to the application of payments and collections,
(h) amend this SECTION 11.2 or any other provision of this Agreement requiring the consent or other action of the Required Banks or all Banks, (i) release any Guaranty or (i) except for releases of Collateral contemplated in SECTION 4.19, release, subordinate or terminate any security interest in any Collateral. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         Section 11.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed, telecopied or delivered to the applicable parties at their respective addresses or telecopy numbers set forth on the execution pages hereto, or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this SECTION 11.3. All such notices, requests, demands and other communications
(a) when delivered, shall be effective upon actual delivery, (b) when telecopied, shall be effective upon receipt, (c) and when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to an

Agent or any Bank pursuant to any of the provisions of ARTICLES II or III shall not be effective until received by the Agents or such Bank.

         Section 11.4 COSTS AND EXPENSES. The Borrowers will reimburse the Agents for (a) any and all reasonable out-of-pocket costs and reasonable expenses, including without limitation reasonable attorneys' fees and expenses, lien and UCC and PPSA searches, title and recording expenses and other similar expenses, paid or incurred by an Agent in connection with the preparation, filing or recording of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby (which amount shall be paid on the Closing Date or as soon thereafter as demand is made therefor) and the negotiation of any amendments, modifications or extensions to or of any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, (b) customary transaction fees of an Agent incurred in connection with the loans contemplated hereby, (c) fees in connection with any audits or inspections by an Agent of any Collateral or the operations or business of a Borrower or Guarantor, whether conducted at the premises of a Borrower or Guarantor or at an Agent's premises, provided that the cost thereof shall not exceed $10,000 during any period of twelve consecutive months, unless an Event of Default shall have occurred and is continuing during the period, in which event the foregoing limit shall no longer apply, and (d) any and all other reasonable out-of-pocket costs and expenses incurred by an Agent in connection with any of the transactions contemplated hereby. The Borrowers will reimburse each Agent and each Bank for any and all reasonable costs and expenses incurred by an Agent or any Bank in connection with the enforcement of any of the rights or remedies of the Agents or the Banks under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

         Section 11.5 INDEMNITY. In addition to the payment of expenses pursuant to SECTION 11.4, the Borrowers agree to indemnify, defend and hold harmless each Agent, the Letter of Credit Bank and each Bank and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against
(i) any claim, loss or damage to which any Indemnitee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any Hazardous Substance by any G&K Enterprise or with respect to any property owned, leased or controlled by any G&K Enterprise,
(ii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding income taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Advances and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Advances, discounting of any Acceptances or issuing any Letters of Credit or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the proceeds of the Facilities, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from the willful misconduct or gross negligence of any Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrowers under this SECTION 11.5 shall survive termination of this Agreement and the discharge of the Obligations.

         Section 11.6 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 11.7 INTEGRATION; INCONSISTENCY. This Agreement, together with the Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. If any provision of a Loan Document is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

         Section 11.8 AGREEMENT EFFECTIVENESS. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

         Section 11.9 ADVICE FROM INDEPENDENT COUNSEL. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

         Section 11.10 JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

         Section 11.11 BINDING EFFECT; NO ASSIGNMENT BY BORROWER. This
Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agents and their respective successors and assigns; PROVIDED, except that no Borrower may assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of all Banks.

         Section 11.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 11.13 HEADINGS. Article and SECTION headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 11.14 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

         (a) GOVERNING LAW. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota, except to the extent expressly provided to the contrary in any such Loan Document.

         (b) JURISDICTION. Each Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in St. Paul or Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. Each Borrower hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to each Borrower at its addresses specified in SECTION 11.3. Each Borrower agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this SECTION 11.14(b) shall affect the right of an Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of an Agent or any Bank to bring any action or proceeding against a Borrower or its property in the courts of other jurisdictions.

         (C) WAIVER OF JURY TRIAL. EACH BORROWER AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING

    OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

                               [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS

505 North Highway 169, Suite 455            G&K SERVICES, INC.
Minneapolis, Minnesota 55441
Attn:  Timothy W. Kuck
Phone:  (612) 912-5772                      By /s/ Timothy W. Kuck
Fax:  (612) 912-5900                            --------------------------------
                                                Timothy W. Kuck
                                                Its Chief Financial Officer


6299 Airport Road, Suite 101                WORK WEAR CORPORATION OF
Mississauga, Ontario                           CANADA LTD.
Attn:  Robert Wood
Phone:  (905) 677-6161                      By /s/ Timothy W. Kuck
Fax:  (905) 677-6289                            --------------------------------
                                                Timothy W. Kuck
                                                Its Chief Financial Officer


BANKS AND AGENTS

Norwest Center, 5th Floor                   NORWEST BANK MINNESOTA,
Sixth and Marquette                         NATIONAL ASSOCIATION
Minneapolis, Minnesota 55479-0089           as US Bank, Letter of Credit Bank
Attn:  Daniel P. Weiler                     and US Agent
Phone: (612) 667-2318
Fax: (612) 667-7266

                                            By
                                                --------------------------------
                                                Daniel P. Weiler
                                                Its Vice President


                           Dollar Amount
          Facility         of Commitment   Percentage
          --------         -------------   ----------

        US Revolving        $25,000,000        25%

            Term            $75,000,000        25%


                         [Signature Page to Credit Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS

505 North Highway 169, Suite 455            G&K SERVICES, INC.
Minneapolis, Minnesota 55441
Attn:  Timothy W. Kuck
Phone:  (612) 912-5772                      By
Fax:  (612) 912-5900                            --------------------------------
                                                Timothy W. Kuck
                                                Its Chief Financial Officer


6299 Airport Road, Suite 101                WORK WEAR CORPORATION OF
Mississauga, Ontario                           CANADA LTD.
Attn:  Robert Wood
Phone:  (905) 677-6161                      By
Fax:  (905) 677-6289                            --------------------------------
                                                Timothy W. Kuck
                                                Its Chief Financial Officer


BANKS AND AGENTS

Norwest Center, 5th Floor                   NORWEST BANK MINNESOTA,
Sixth and Marquette                         NATIONAL ASSOCIATION
Minneapolis, Minnesota 55479-0089           as US Bank, Letter of Credit Bank
Attn:  Daniel P. Weiler                     and US Agent
Phone: (612) 667-2318
Fax: (612) 667-7266

                                            By /s/ Daniel P. Weiler
                                                --------------------------------
                                                Daniel P. Weiler
                                                Its Vice President


                           Dollar Amount
          Facility         of Commitment   Percentage
          --------         -------------   ----------

        US Revolving        $25,000,000        25%

            Term            $75,000,000        25%


                         [Signature Page to Credit Agreement]

611 Woodward Avenue                         NBD BANK
Detroit, Michigan 48226                     as US Bank
Attn:  Marguerite C. Mullins
Phone: (313) 225-2873                       By /s/ Marguerite C. Mullins
Fax: (313) 225-3269                            --------------------------------
                                               Marguerite C. Mullins
                                               Its Vice President


                           Dollar Amount
          Facility         of Commitment   Percentage
          --------         -------------   ----------

        US Revolving      $ 75,000,000          75%

            Term          $225,000,000          75%



                                            FIRST CHICAGO NBD BANK, CANADA
Suite 4240                                  as Canadian Bank and Canadian Agent
BCE Place
162 Bay Street                              By /s/ Kelly Cotton
Toronto, Ontario CANADA M5J 2S1                ---------------------------
Attn:  Janet Beadle                            Kelly Cotton
Phone: (416) 365-5261                          Its First Vice President
Fax: (416) 363-7574


                            Canadian
                           Dollar Amount
          Facility         of Commitment   Percentage
          --------         -------------   ----------

          Canadian
          Revolving        C$34,325,875       100%






                         [Signature Page to Credit Agreement]

                           TABLE OF EXHIBITS AND SCHEDULES

                                       EXHIBITS

            Exhibit A         Form of US Revolving Note

            Exhibit B         Form of Canadian Revolving Note

            Exhibit C         Form of Term Note

            Exhibit D         Form of Notice of Borrowing-US Facility

            Exhibit E         Form of Notice of Conversion-US Facility

            Exhibit F         Form of Notice to Continue Eurodollar Funding

            Exhibit G         Form of Notice of Borrowing-Canadian Facility

            Exhibit H         Form of Notice of Conversion-Canadian Facility

            Exhibit I         Form Of Notice to Renew Acceptance

            Exhibit J         Form of Year-End Compliance Certificate

            Exhibit K         Form of Quarterly Compliance Certificate

            Exhibit L         Form of Assignment Certificate



                                      SCHEDULES

            Schedule 4.1      Assets Held for Sale

            Schedule 6.1      Names; Chief Executive Offices

            Schedule 6.4      Subsidiaries; Organizational Chart

            Schedule 6.5      Projected Opening Balance Sheet and Related
                              Projections

            Schedule 6.6      Litigation

            Schedule 6.10     Plans

            Schedule 6.12     Environmental Disclosures

            Schedule 8.1      Existing Liens

            Schedule 8.2      Permitted Indebtedness and Guaranties

            Schedule 8.4      Existing Investments









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